EXHIBIT 2

Confidential Offering Memorandum

SOFTWALL EQUIPMENT, CORP.
11602 Colchester Drive
Sandy, Utah 84092
(801)572-4724

Minimum -- 200,000 Shares of Common Stock -  $30,000
Maximum - 1,000,000 Shares of Common Stock- $150,000

     SOFTWALL EQUIPMENT, CORP. (the "Company") hereby offers a maximum of 200,000 Shares and a maximum of 1,000,000 Shares of its $0.001 par value common stock at an offering price of Fifteen Cents ($0.15) per share (the "Common Stock" or the "Shares") on a "best efforts" basis. Prior to this offering, there has been no public market for the Company's Shares and there can be no assurance that a market will develop after the close of this offering.

     The Company is a newly formed corporation, has never conducted business, has generated no revenue and has limited assets. The Company's business purpose is to commercially develop novel, energy efficient and environmentally compatible mining equipment for the extraction of minerals, improvement of soils, and removal of waste and mine tailings. The Company will use the proceeds from this offering to produce a prototype module mining machine, which will form a complete mining system when combined with suitable electrical, hydraulic and water systems currently in use with many mining companies. The Company will utilize the prototype for demonstration and marketing to potential customers in the mining industry. An investment in the Company should be deemed to be an investment in a development venture and should be considered extremely risky. (See "Proposed Business" and "Risk Factors").

     THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE BEING OFFERED IN RELIANCE UPON THE EXEMPTIONS FROM FEDERAL REGISTRATION PROVIDED IN SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND/OR RULE 504 OF REGULATION PROMULGATED THEREUNDER AND CERTAIN EXEMPTIONS FROM REGISTRATION REQUIREMENTS OF APPLICABLE STATE LAWS OR CERTAIN OTHER QUALIFICATIONS OR CLEARANCES THEREUNDER.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IT IS HIGHLY PROBABLE THAT THE PROCEEDS FROM THIS OFFERING WILL BE INSUFFICIENT FOR SUSTAINED, ON GOING OPERATION AND THERE IS A SUBSTANTIAL POSSIBILITY THAT THE COMPANY MAY BE UNSUCCESSFUL. THE PURCHASE HEREOF SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (See "Risk Factors.")


Offering  Price (1)          Proceeds to Company (1),(2),(,3)

Per Share                           $          0.15           $         0.15
Minimum Offering ( 4)               $     30,000.00           $    30,000.00
Maximum Offering (4)                $    150,000.00           $   150,000.00

(1) The public offering price has been arbitrarily determined and bears no relationship to the assets or book value of the Company or any other recognized criteria of value.

(2) The Shares will be offered and sold by officers, directors, and/or agents of the Company on a best efforts basis. These individuals will receive no commission and will be responsible for their own costs in connection with the sale of the Shares offered.

(3) The proceeds to the Company are shown before the deductions of offering expenses which are estimated to be approximately $7,000 if the offering closes. The offering expenses include legal and accounting fees, filing fees, printing costs, and other expenses (See "Use of Proceeds and Terms of the Offering.")

(4) The Shares are being sold on the basis of a minimum of 200,000 shares and maximum of 1,000,000 shares. The proceeds received under this offering will be promptly deposited (by noon of the next business day after the receipt, if practicable) in an escrow account with Central Bank of American Fork, Utah. The minimum proceeds of $30,000 (minimum proceeds for sale of 200,000 shares) must be deposited within 180 days from the effective date of this offering, although the term of the offering may be extended.
In the event that less
than the minimum proceeds of $30,000 is received by the Company, and deposited into the escrow account within 180 days from the effective date of this offering, or if extended, by the expiration of the extended period, all proceeds received will be promptly refunded to purchasers without any deduction or commissions or other expenses and without interest thereon. All checks for the subscription of Shares must be made payable to "Softwall Equipment, Corp." Investors in this offering will not have the use of their funds during the escrow period which may last up to 180 days, or longer if the term of the offering is extended. If the Company raises the minimum of $30,000, it will not be required to escrow the remaining $120,000 if the maximum number of shares are sold. (See "Risk Factors" and "Plan of Distribution.")

     THE SHARES ARE OFFERED SUBJECT TO PRIOR SALE, ACCEPTANCE OF AN OFFER TO PURCHASE, AND TO WITHDRAWAL, CANCELLATION, OR MODIFICATION OF THE OFFERING WITHOUT NOTICE.

     WITH THE EXCEPTION OF WRITTEN STATEMENTS MADE BY THE DIRECTORS, EXECUTIVE OFFICERS, DULY AUTHORIZED AGENTS, ACCOUNTANTS OR ATTORNEYS FOR THE COMPANY RESPONDING TO QUESTIONS REGARDING THE INFORMATION PRESENTED IN THIS MEMORANDUM, NO PERSON IS AUTHORIZED TO GIVE OR MAKE ANY STATEMENT OR REPRESENTATION FOR OR ON BEHALF OF THE COMPANY, AND IF ANY SUCH STATEMENT IS MADE OR GIVEN, SUCH STATEMENT SHALL NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

     THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY, OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     THE SHARES ARE OFFERED ONLY TO ACCREDITED INVESTORS AND SOPHISTICATED INVESTORS WHO MEET CERTAIN SUITABILITY STANDARDS DESCRIBED ELSEWHERE IN THIS MEMORANDUM AND WHO ARE DEEMED CAPABLE OF PROTECTING THEMSELVES OR DEMANDING THE TYPE OF INFORMATION FROM THE COMPANY THAT THE COMPANY WOULD HAVE BEEN REQUIRED TO PROVIDE IF THE OFFER AND SALE OF THE SHARES HAD BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION. FAILURE OF ANY SUBSCRIBER TO DILIGENTLY INVESTIGATE THE PROSPECTS OF AN INVESTMENT IN THE SHARES MAY BE USED AS A DEFENSE BY THE COMPANY ALLEGING THE MISSTATEMENT OR OMISSION OF ANY MATERIAL FACT IN THIS MEMORANDUM RELATED TO THE MATTERS COVERED HEREBY.

     EACH SUBSCRIBER IS HEREBY GIVEN THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY OR ANY PERSON DULY AUTHORIZED IN WRITING TO ACT ON THEIR BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN SUCH ADDITIONAL INFORMATION TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION (OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT AND EXPENSE) NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM. THE COMPANY HAS OR WILL HAVE VARIOUS DOCUMENTS CONNECTED WITH ITS BUSINESS, ALL OF WHICH ARE
AVAILABLE   TO ANY SUBSCRIBER.  IF YOU HAVE ANY QUESTIONS WHATSOEVER REGARDING
THIS OFFERING, OR DESIRE ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS MEMORANDUM, PLEASE WRITE OR CALL THE COMPANY AT THE ADDRESS AND TELEPHONE NUMBER SHOWN ON THE COVER PAGE OF THE MEMORANDUM, OR ANY DIRECTOR, EXECUTIVE OFFICER, ACCOUNTANT OR ATTORNEY WHOSE NAME, ADDRESS AND TELEPHONE NUMBER APPEAR BELOW UNDER THE CAPTION "ADDITIONAL INFORMATION."

ADDITIONAL INFORMATION

     For clarification of any information presented in this Memorandum or answers to any questions you may have, please consult the directors, executive officers, accountants, or attorneys for the Company listed below:

Randall Peterson               Gerald M. Conder          Nephi Bierwolf*
President and Director          Attorney               Crouch, Bierwolf,  &
                                                             Chisholm
11602 Colchester Dr.          466 South 500 East          50 West Broadway,
                                                               Suite 1130
Sandy, Utah 84092          Salt Lake City, Utah          Salt Lake City. Utah
                                                                84101
(801) 572-4724               (801) 359-8622               (801) 363-1175

                                                    *Accounting questions only
NOTICE TO RESIDENTS OF CERTAIN STATES

     Subject to the availability of an exemption from registration, the Company has made the initial determination to offer and sell the Shares offered hereby in the States of Nevada (to no more than 25 persons), Colorado (to no more than 25 persons) and Florida (to no more than 35 persons). Of these three states, only the State of Colorado and Florida require any specific notice to be inserted on offering materials related to securities offered within their borders. The notices required by these states are:

COLORADO

THE FACT THAT THE SECURITIES SUBJECT TO THIS SUBSCRIPTION ARE BEING OFFERED BY MEANS OF AN EXEMPTION FROM REGISTRATION DOES NOT MEAN THAT THE COLORADO SECURITIES COMMISSIONER HAS PASSED IN ANY WAY UPON THE MERITS OR
QUALIFICATIONS OF, OR GIVEN APPROVAL TO, THE SECURITIES BEING OFFERING
HEREBY.

FLORIDA

THESE SECURITIES HAVE NOT BEEN REGISTERED, APPROVED OR DISAPPROVED BY THE STATE OF FLORIDA NOR HAS THE STATE OF FLORIDA PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS MEMORANDUM.   ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE. IN ADDITION, THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES INVOLVED HEREIN INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF THIS STATE, BY REASON OF A SPECIFIC EXEMPTION THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THIS OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR FLORIDA, IF SUCH REGISTRATION IS REQUIRED.

NOTICE IS HEREBY GIVEN THAT IF SALES ARE MADE TO FIVE OR MORE PERSONS IN THE STATE OF FLORIDA, ANY SALE MADE PURSUANT TO SUBSECTION 517.061(11) OF THE FLORIDA SECURITIES ACT AND THE REGULATIONS THERETO SHALL BE VOIDABLE BY ANY SUCH FLORIDA PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT, OR WITHIN THREE (3) DAYS AFTER AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH FLORIDA PURCHASER, WHICHEVER OCCURS LATER.

NOTICE TO RESIDENTS OF OTHER STATES

         In the event the Company determines to offer the Shares in any other state of jurisdiction, and such state or jurisdiction requires a similar notice to residents of such other state or jurisdiction, such notice shall be inserted here.

TABLE OF CONTENTS

MEMORANDUM SUMMARY                                                  -1-

RISK FACTORS                                                        -2-

SELECTED FINANCIAL INFORMATION AS OF JANUARY 31, 1999               -8-

PROPOSED BUSINESS                                                   -9-
History and Organization                                            -9-
General                                                             -9-
Principal Products: the Softwall System                             -9-
Market for the Company's Softwall System                           -14-
Distribution Methods of the Softwall System                        -16-
State of Any Publicly Announced New Product - the Softwall System -17-Sources and Availability of Raw Materials and Principal Suppliers -17-
Dependence on a Few Major Customers                                -17-
Patents, Trademarks, Licenses, Franchises, Concessions,
Royalty Agreements                                                 -17-
Need for Government Approval of Principal Product or Service       -18-
Effect of Existing Government Regulation on Business               -19-
Research and Development                                           -19-
Cost and Effects of Compliance with Environmental Laws             -19-
Competitive Business Conditions                                    -19-
Number of Employees - Full and Part                                -20-
Facilities                                                         -20-

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION           -20-
Plan of Operation                                                  -20-
Results of Operation                                               -20-
Liquidity                                                          -21-

SOURCES AND USES OF PROCEEDS                                       -21-

MANAGEMENT-22-
Biographical Information.-22-
Executive Compensation.  -23-
Familial Relationships-24-
Involvement in Other Corporations-24-
Involvement in Certain Legal Proceedings-24-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.-24-

CERTAIN TRANSACTIONS-25-

DILUTION-25-

COMPARATIVE DATA-26-

THE OFFERING-27-
Determination of Offering Price-27-
General.-27-
Nature of the Offering-27-
Authorization For The Offering.-28-
Plan of Distribution-28-
How To Subscribe.-28-
Suitability Requirements-28-
Representations and Warranties of Subscribers-30-
Acceptance Guidelines of the Company -30-
Opportunity to Make Inquiries-31-
Restrictions on Transferability of Securities-31-
Escrow of Stock Subscription Funds-31-

SALES MATERIAL-31-

CAPITALIZATION -- DESCRIPTION OF SECURITIES.-31-

SHARES ELIGIBLE FOR A FUTURE SALE.-31-

MARKET PRICE AND DIVIDENDS ON THE COMPANY'S COMMONEQUITY AND
RELATED
STOCKHOLDER MATTERS-32-
Market Information-32-
Holders-32-
Dividends-32-

FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION OF THE OFFICERS AND
DIRECTORS-32-

LEGAL MATTERS-33-

LEGAL PROCEEDINGS-34-

EXPERTS-34-

FINANCIAL STATEMENTS-34-

EXHIBITS-34-


MEMORANDUM SUMMARY

            The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Memorandum. Each prospective investor is urged to read this Memorandum in its entirety. This Memorandum contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Memorandum.

THE COMPANY

The Company was formed under the laws of the State of Utah on October 5, 1998, for the purpose of engaging in the research, development and manufacture of mining equipment. The Company is authorized to issue up to 50,000,000 shares of common stock with a par value of $0.001 per share. The Company maintains its principal place of business at 11602 Colchester Drive, Sandy, Utah, 84092 and the Company's telephone number is (801) 572-4724.

THE OFFERING

The Company is offering up to 1,000,000 Shares of Common Stock at $0.15 per share for maximum gross proceeds of $150,000 and a minimum of 200,000 shares for minimum gross proceeds of $30,000. The Company has made a provision to escrow up to $30,000 in Central Bank of American Fork, Utah, with all funds being escrowed on the next business day after receipt, if practicable. However, after $30,000 dollars is reached, no additional provision has been made for the escrow of funds and the Company will be in a position to utilize the funds for the proposed business purpose anytime after the close of the minimum offering amount of $30,000.

MINIMUM OFFERING -  200,000 Shares -  $30,000
MAXIMUM OFFERING - 1,000,000 Shares - $150,000

The price and amount of shares offered by the Company has been established arbitrarily and bears no relationship to its asset value, book value, net worth, or any other established criteria of value.

THE COMPANY'S BUSINESS

The Company was formed for the purpose of research, development, manufacture and marketing of mining and excavation equipment. The Company's President, Mr. Randall Peterson (hereinafter referred to as "Peterson"), is the inventor of certain mining technology/methods which are the subject of a patent pending, and he has granted the rights to develop and exploit such technology to the Company. His rights, however, are subject to interest by a third party, IMC Agrico Company, a Delaware partnership and an international producer of phosphate fertilizer products (hereinafter referred to as "IMCA"). Peterson has a Letter of Intent from IMCA whereby IMCA has agreed to grant him an exclusive license to develop and market his invention in "non-phosphate" areas. Peterson, pursuant to his agreement with the Company, will assign such license to the Company. Peterson's invention is a novel device and method for mining slurryable, shallow mineral deposits with earthy overburden in a longwall fashion. The entire device and method as developed by Peterson shall hereinafter be called the "Softwall System"; the mining equipment associated therewith shall be called the Softwall Equipment". The term "softwall" is a new term applicable to this type of mining. See the numerous headings under "BUSINESS" for a full discussion of the Softwall System. Specifically note the discussion under the heading "Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements" for a full discussion on the Company's rights to exploit the Softwall System.

The Softwall System is a composite of the following subsystems: Softwall Face Support Modules; Winch Anchor Unit; Portable Electric Power System; Portable Control Center; Hydraulic System; Mine Water Pressure System; and the Slurry Collection, Pumping and Injection System. The proceeds of this offering will be utilized to complete only the first stage of the Company's business plan that is to construct, develop and market a prototype Softwall System which can be tested in the field. The first Softwall Machine prototype will be specifically manufactured for use by mining companies which already have suitable electric, hydraulic and water slurry systems with their current mining methods, or which have the capital necessary to purchase those systems. Initially, therefore, the Company will manufacture modules only. The modules will be sold or leased to end-user excavation or mining companies which will complete the system with electrical, hydraulic and water/slurry systems.
These end-user companies will be licensed to use such equipment and technology
and will pay the Company a production royalty for the rights to use it.   (For
a complete discussion on the Company's prototype, see "BUSINESS, The Softwall System -- Prototype.")

     RISK FACTORS

INVESTMENT IN THE COMPANY SHOULD BE CONSIDERED HIGHLY SPECULATIVE. NO INVESTOR SHOULD PARTICIPATE IN THE OFFERING UNLESS SUCH INVESTOR CAN AFFORD A COMPLETE LOSS OF HIS OR HER ENTIRE INVESTMENT. IT IS LIKELY THAT AN ACTIVE MARKET FOR THE COMPANY'S SHARES WILL NOT DEVELOP IN THE FORESEEABLE FUTURE. ALSO, THE COMPANY MAY REQUIRE ADDITIONAL CAPITAL. (SEE "RISK FACTORS".)

     TRANSFER AGENT

The Company's transfer agent is Colonial Stock Transfer Company, 455 East 400 South, Suite 100, Salt Lake City, Utah, 84111. Telephone: (801) 355-5740.

     RISK FACTORS

     A purchase of the Shares issued by the Company involves various risk factors, including, but not limited to, those set forth below. Prospective Investors should read the entire Memorandum and consider, among other things, the following risk factors before making a decision to purchase the stock. PROSPECTIVE INVESTORS MAY NOT RELY UPON THE LIST OF RISKS SET FORTH
BELOW AS COMPLETE.

1. NO OPERATING HISTORY/START-UP COMPANY. The Company has been operational only since October 5, 1998. The Company has conducted only organizational business and has no operating history from which an evaluation of its business can be made. The likelihood of success must be considered in view of all of the risks, expenses and delays inherent in the commencing of a new business including, but not limited to, slower than forecasted marketing
activities,   competition with other better capitalized and more experienced companies providing traditional equipment, lack of market assimilation or the Company's product, failure of the Company's product to perform as forecasted, and other unseen factors. There can be no assurance that the Company's business as described herein will prove successful or operate profitably.

2. DEVELOPMENT STAGE COMPANY; UNCERTAINTY OF PRODUCT DEVELOPMENT; LIMITED RELEVANT OPERATING HISTORY. The Company's long term viability, profitability and growth will depend on successful commercialization of products, methods and technologies based upon the patent pending technology of the Softwall System as currently developed, as well as ongoing research and product development. Further, as a development stage company, the Company has no relevant operating history upon which an evaluations of its prospects can be
made.   Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business. Significant challenges are often encountered in shifting from development to commercialization of new products.

3. SPECULATIVE INVESTMENT. The Softwall System is based upon innovative concepts which have not yet been tested in practice nor in the marketplace. There has been no mass commercial manufacturing or marketing of the Softwall System and engineering is still in the initial stages. There can be no assurance that such system will function as intended, that it will be readily accepted in the market, that it can be produced at a commercially reasonable price or that it will function in a manner and at a cost which is superior to existing technologies and mining systems. An investment in the Company should be looked at as a research and development investment with all the risks inherent in such type of investment. Many research and development projects do not result in profits to investors and, in fact, many result in a total loss to investors. No person should invest in the Company unless such a person can afford the entire loss of his or her investment.

4.     LACK OF LONG TERM MARKETING PLAN, MANUFACTURING, SALES AND
DISTRIBUTION
CAPABILITIES. Commercial acceptance of the Company's Softwall System will require the Company to, among other things, successfully develop a long-term
marketing plan,   establish and maintain significant sales and distribution
channels, and hire and retain key marketing and sales personnel. A long-term marketing plan is not currently in effect and likely will not be developed until the initial marketing efforts are undertaken and the Softwall System is tested in the market place. Currently, there are not sufficient sales and marketing personnel to adequately support extensive sales of its products, nor have manufacturing, sales and distribution relationships been established with any third parties. The Company will be entirely dependent on Randall Peterson, its President, for initial marketing of its Softwall Systems. Peterson will have little or no assistance. If initial marketing of Softwall System modules and on-site usage proves successful, the Company intends to raise additional capital to implement a long-term sales and marketing plan. There can be no assurance that the Company will be able to recruit the required personnel or successfully establish and maintain significant sales and distribution channels to market the Softwall System.

5.     PROPRIETARY RIGHTS/PATENT PROTECTION   The Company intends to rely upon
patent protection and a contemplated license agreement to protect its proprietary rights. The patent on the Softwall System is pending and there can be no assurance that such patent will issue from the pending application, or if a patent does issue, that the claims allowed will be sufficiently broad to protect the Softwall System. In addition, there can be no assurance that any patent(s) issued will not be challenged, invalidated or circumvented, or that the right granted thereunder will provide proprietary protection to the
Company.    Furthermore, there can be no assurance that a competitor will not independently develop or patent a system that is substantially equivalent or superior to the Softwall System. Even assuming that the Randall Peterson is issued a patent on the Softwall System, he has agreed to assign the patent to IMCA. IMCA has agreed to grant an exclusive license to Peterson to exploit the same. The Company will, therefore, be dependent upon IMCA to defend any violation or infringement of the patent. There can be no assurance that IMCA will defend such an infringement, or, if it does defend such violation and/or infringement, that it will do so with sufficient vigor to prevent a negative effect on the Company. In addition, the Company must rely on the execution of a final definitive exclusive license agreement between Peterson and IMCA and the assignment of the same to the Company to protect its exclusive rights to develop and market the Softwall System. Although Peterson has granted his rights to the Company, such rights have not been fully defined and no exclusive license agreement has as of yet been consummated with IMCA. (See "Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements".)

6.     FOREIGN PATENT ISSUES.   Patent applications for the Softwall System
have been filed in the United States and internationally in accordance with the international PCT treaty. There can be no assurance, however, that any US or foreign patent will ever issue. The failure of the Company to obtain patent protection in foreign countries could have an adverse effect on the Company's prospects. The possibility arises that without patent protection, numerous competitors could use the Softwall System technology/methodology in competing products. Such competitors could have the financial resources necessary to bring products to market earlier than the Company.

7. NO FORMAL LICENSE AGREEMENT IN EFFECT. The Company's business purpose is based upon the grant of certain rights to exploit the Softwall System to
the Company by the Company's President, Mr. Randall Peterson.   Peterson is a
party to a Letter of Intent with IMCA whereby he has agreed to assign the patent to IMCA and IMCA has agreed to grant an exclusive license to Peterson for the development, manufacture, marketing and distribution of the Softwall System to Peterson, not to include phosphate applications. The Letter of Intent contemplates that the parties will enter into a formal Exclusive License Agreement setting forth the various terms and conditions of the license. Peterson will assign such license agreement to the Company based on the rights heretofore granted to the Company by Peterson. Although Peterson and IMCA have certain understandings, have entered into preliminary negotiations, and have executed a Letter of Intent regarding the contemplated transaction, no final license agreement has been consummated. If a final license agreement is not entered into, or if Peterson fails to assign the same to the Company, the Company could fail to acquire the license to develop and market the Softwall System. The Company would then be in a situation where it would be forced to take legal action against one of those parties for breach of contract. Such litigation would be extremely costly and is likely the Company would not have sufficient funds to effectively pursue such a suit. There is no guarantee, therefore, that the Company would be successful in a breach of contract suit and the Company's business could fail entirely. If the Company chooses to pursue the development and marketing of the Softwall System without entering into an agreement in effect between Peterson and IMCA, IMCA could elect to take legal action against the Company alleging that the right to exploit the same belongs to IMCA. Furthermore, there is always the possibility that the company Peterson was employed by at the time he performed the consulting services for IMCA could assert an interest in the Softwall System. Any dispute over the rights to utilize the Softwall System could cause a complete failure of the Company's business purpose and the loss of an investor's entire investment.

8.     NEGATIVE IMPACT OF CERTAIN POTENTIAL LIMITATIONS OF LICENSE
AGREEMENT.
When and if a definitive exclusive license agreement is executed between Peterson and IMCA, the phosphate industry application will not be included. Such rights will be retained by IMCA. Although the Company believes that the Softwall System will ultimately have a multitude of applications both in the mining industry and elsewhere, phosphate mining is an ideal application for the Softwall System and one of the applications foremost in the inventor's mind while designing the system. Because IMCA is a corporation with large name recognition in the mining industry, its retention of the phosphate rights could prove beneficial to the Company provided it actually markets the same to that market segment. However, IMCA has indicated that it has no intent of marketing the same. The Company, therefore, has lost a market segment which may have proven to be one of the easier segments to penetrate initially.

9. PRODUCT LIABILITY. The Company believes that the Softwall System will perform safely on particular mining sites when properly installed and utilized. However, there is always the possibility of product liability claims in the use of the Softwall Mining Process. No attempt has been made as of the date hereof to obtain product liability insurance and there can be no assurance that product liability insurance can be obtained or if it is available that the Company can afford to pay for such insurance. A product liability claim against any new company with limited capital could result in a significant loss.

10. NEED FOR THE PROCEEDS FROM THIS OFFERING. The Company has a need for the proceeds from this offering to provide capital for its business purpose. While Management believes that the net maximum proceeds from the offering will be sufficient to meet the Company's cash requirements for a least 12 months and to manufacture and market a prototype, there can be no assurance of the same. In addition, if only the minimum proceeds are received, such proceeds will be insufficient to carry out the Company's operations for the next 12 months. The Company may be required to obtain additional financing especially if only minimum proceeds are realized, or, if maximum proceeds are realized but it wishes to expand its business. If the Company is forced to seek additional funding, there is no assurance that it will be successful in doing so. An investor's interest may be diluted if additional funding is needed. In addition, the Company is entitled to close the offering at any time once the minimum proceeds are received.

11. USE OF PROCEEDS NOT SPECIFIC. The proceeds of this offering have been allocated only generally, and will be allocated to producing a prototype of the Softwall Equipment, working capital and/or administrative expenses. Accordingly, investors will entrust their funds with Management in whose judgment investors must depend on with only limited information about Management's ability to successfully manage a business.

12. MANAGEMENT - POTENTIAL CONFLICTS OF INTEREST. Each of the officers and directors have other employment and anticipate utilizing such time as is necessary to effectuate the Company's business. A potential for conflicts of interest exists. Should a conflict of interest arise, there is no guarantee that such conflict will be resolved in favor of the Company. In addition, Mr. Randall Peterson, the inventor of the Softwall System, and an officer and director of the Company, invented the same while performing services as a consultant to IMCA. Although Peterson owns the technology and is the patent applicant, IMCA has certain interests in the Softwall Technology and he has agreed to assign the patent, when and if issued, to IMCA in exchange for the grant of the exclusive licence to market the Softwall System which license will be assigned to the Company. Peterson has not been paid for his invention and continues to perform consulting services for IMCA. Because of these various relationships, Peterson could face potential issues of conflicts of interest especially if a dispute over the rights to the Softwall System occurs. There can be no assurance that any conflict of interest will be resolved in favor of the Company.

13.     DEPENDENCE ON RANDALL PETERSON. The Company will be primarily dependent on the active participation of Mr. Randall  Peterson, the President
, CEO,  and a Director of the Company, as the developer of the Softwall
System.  The potential for the Company's growth and future success is dependent upon Peterson's continued, active involvement in the Company. The Company will rely on his expertise in the mining industry, his ability to manage the Company's business operations, his abilities for continued
research and development of the Softwall Systems, and for the production and demonstration of the initial prototype, as well as production and initial marketing of Softwall Systems modules. It will also rely on Peterson's contact s and reputation in the mining industry to help introduce the Company's product. The Company will be almost entirely dependent on Peterson's expertise in the field, his ability to see the completion of the prototypes, the sale or lease of the same to the appropriate mining companies, and his ability to solve any potential problems and/or to customize the equipment for use with
existing systems.   The failure of Peterson  to successfully complete the
Company's business objectives, especially the initial manufacture and placement of the module equipment, could result in a total loss for the Company and any investor in this offering.

14.     COMPETITION BY THE CORPORATION WITH OTHER AFFILIATED
CORPORATIONS
Management may engage for its own account, or for the account of others, including other public or private entities, in other business ventures, and neither the Company nor its Shareholders shall be entitled to any interest therein. Affiliates of the Company are involved with other entities and Management may form other entities in the future, some of which may have the same investment objectives as the Company. The Company is highly dependent on Mr. Randall Peterson's services and such potential competition with affiliated corporations may create a situation which is adverse to the Company.

15. CONTROL OF THE COMPANY. The corporation specifically prohibits cumulative voting. The three current shareholders will own approximately 89% of the outstanding shares of common stock in the event only the minimum amount of Shares are sold, and approximately 62% of the outstanding shares if the maximum number of shares are sold. In addition, the Board of Directors is empowered to authorize the issuance of additional shares to Peterson in lieu of cash for services rendered, and or as additional compensation for the assignment of the exclusive license agreement, which could alter his percentage control of the Company. The initial shareholders will maintain control even if the maximum number of Shares are sold. Because the Board of Directors can be elected by a majority of the Company's outstanding shares, investors in this offering will have little say in the election of directors. In addition, of the current shares issued and outstanding, the majority are owned by Peterson, which gives Peterson effective control of the Company. Peterson will own 57% of the Company even if the maximum Shares are sold.

16. LIMITED DIVERSIFICATION OF BUSINESS. The Company's business will not be diversified in that it will use substantially all of the proceeds from this offering to invest in the manufacture and marketing of a Softwall System prototype. Therefore, the Company will be unable to diversify its business activities which creates the possibility of a total loss to the Company and its shareholders should the manufacture and marketing of the prototype equipment prove unprofitable.

17. BUSINESS DEVELOPMENT AND EXPANSION RISKS. The Company does intend to expand its business, although the same will be dependent on the successful production, sale and use of Softwall Equipment modules. Expansion, however, could adversely affect the Company's ability to pay a dividend.

18. OPERATING HAZARDS, UNINSURED RISKS, LIABILITIES. The Company will carry such insurance policies as normal and usual in the business. There is no guarantee, however, that the Company will be able to obtain insurance policies that will cover all possible liabilities.

19.     NO ECONOMIC FEASIBILITY STUDY MADE.   Although  Peterson  has
performed a preliminary economic evaluation on the Softwall System for IMCA, and has made certain hypothetical analyses by applying a model system to a model ore body, a formal study of the economics potential of the business the Company intends to pursue has not been made, nor has the Company engaged a third party to do so, and, therefore, the Company can give no assurance that it will be able to produce any earnings from the sale of Softwall Equipment modules.

20.     COMPETITION   The Company's proposed business will center around a
highly competitive field which is already dominated by other similar companies most of which have significantly greater name recognition, expertise in the business, assets, resources, experiences, financial reserves, research and development talent, and managerial talent than the Company. Although the Company's technology is unique in the field, it will be competing for market share with known technology and methodology in an industry which is slow to change and accept new methodology. Although the Company will be developing and marketing a mining system which it believes to have certain competitive advantages over other systems, there is no assurance that the Company will be able to produce and market the product successfully, that the system will function on site successfully, or that it will be able to gain market acceptance. There is no assurance that another company will not develop similar or better technology. Although Peterson has applied for patent protection in both the United States and internationally, there can be no assurance that such patents will be issued or that if issued, will adequately protect the Company's product. In addition, the Company will be competing with existing methodology which has been utilized for years and does not require the payment of production royalty such as the Company will require. The Company will, therefore, will also suffer an additional handicap when competing for market share.

21. ARBITRARY OFFERING PRICE. Prior to the offering being made hereby there has been no market for the Company's common stock. The offering price of the stock has been arbitrarily determined by the Company and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or other established investment criteria. Among the factors considered in determining such offering price were the Company's current financial condition, the degree of control which the current shareholders desire to retain, and an evaluation of the prospects for the Company's growth. The offering price set forth on the cover page of this document should not be considered an indication of the actual value of the common stock of the Company.

22. DILUTION. A purchaser of the Shares offered hereby will suffer an immediate dilution of the value of his shares in the amount of $0.09 per share if the maximum number of shares are sold, and $0.13 per share providing the minimum number of shares are sold. If the maximum number of shares are sold, it would mean that investors own approximately 38% of the outstanding shares of the Company although the price paid by investors in the offering is equal to approximately 92% of the purchase price of the outstanding shares. If the minimum number of Shares are sold, investors in the offering will own approximately 11% of the Company's outstanding shares although new investors will have provided approximately 69% of the purchase price of the outstanding shares of the Company. A total of 1,625,000 shares have been sold to the Company's organizers since inception at an average aggregate price of $.008 per share or a total of $13,200. The current/initial shareholders of the Company will show an increase in the book value of his shares in the amount of approximately $.05 per share if a maximum number of shares are sold and approximately $0.01 per share in the event the minimum number of shares are sold. Accordingly a proportionately greater risk of loss will be born by investors purchasing shares in this offering who will contribute most of the Company's capital, than by the three initial shareholders.

23. NO MARKET; LIMITED TRANSFERABILITY OF SHARES No public or other market for the Shares exists and it is highly unlikely that one will develop in the future. Because the Shares are subject to certain restrictions on their transfer and because there is a lack of a market for the Shares, Shareholders should purchase the Shares only as a long term investment, as they may not be able to liquidate their investment in the Shares in the event of an emergency or for some other reason. Although the Company does not anticipate that it will establish a market for its common stock, it reserves the right to do so, which could include an offering conducted through a registration statement or pursuant to an applicable exemption or the registration of one or more classes of its outstanding securities, or both. The recent adoption of new listing requirements by the National Association of Securities Dealers, Inc. may have a substantial impact on the Company's ability to obtain a listing on the Over-the-Counter NASD Bulletin Board.

24. NO UNDER WRITING AGREEMENT. The Company will sell the Shares offered hereunder on a best efforts basis through the efforts of certain individuals including Peterson, the President and Chief Executive Officer of Company. These individuals are all officers, directors and/or sales agents for the Company and will act for the Company pursuant to Sales Agent Agreements with the Company. The Company may experience difficulty in completing the maximum sale of the Shares and the Company may not be able to complete its' business plan as successfully as it might if a maximum number of Shares are sold. No commitment exists by anyone to purchase all or a portion of the Shares. The Company's officers and directors may purchase some of the shares offered hereby and may do so for the purpose of assisting the Company in closing the offering. Such shares would be purchased for investment purposes only and not with a view to distribution. A purchase of any of Shares offered hereby would
give officer(s) and director(s)  a greater control of the Company.   (See
"Plan of Distribution")

25.     ONLY SIX MONTHS TO COMPLETE THE OFFERING.   The Company has only six
(6) months in which to sell the minimum number of shares offered pursuant to this offering although the term may be extended for six (6) additional months, and will close the offering in any event at the expiration of 12 months from the date of this offering, which may not be sufficient for the Company to sell the minimum shares offered pursuant hereto.

26. POTENTIAL IMPACT OF PROPOSED RULE CHANGES BY THE SECURITIES AND EXCHANGE COMMISSION. Proposed changes to certain exemptions which the Company intends to rely upon in the conduct of the within offering, that is proposed changes to Rule 504 of Regulation D, may have a substantial negative impact on the Company's ability to raise funds in this offering. If such rule changes are effected, the Company may not be able to rely upon the exemption as it is currently in effect, and may either be required to close its offering prior to the six month completion date, or amend the offering to meet the new provisions of Rule 504, if adopted. If the Company is required to close the offering due to amendments to current rules, the Company may fail to realize even minimum proceeds from the offering.

27. POTENTIAL FOR OTHER SECURITIES OFFERINGS. Investors in this offering should beware that the Company reserves the right to make additional offerings of its securities, either debt or equity, pursuant to various registration provisions of state and federal securities laws, or exemptions therefrom. If the Company offered and sold additional shares of its common stock, an investor's interest may be diluted.

28. SECURITIES LAW LIABILITIES. Management of the Corporation may in the future organize offerings similar to the offering being made hereby. Such offerings may not be registered or qualified under federal or state securities laws. There is no assurance that Management and its affiliates may not incur liabilities in the future as a result of such activities, in which event, they may not be able to carry out the management functions assumed with respect to the Company and the capital of the Company might also be adversely affected.

29.     NO CASH DIVIDENDS.   At the present time, the Company does not
anticipate paying any cash dividends on its common stock in the foreseeable future. Future cash dividends will depend on earnings, if any, of the Company and its financial requirements, among other factors. Even if the Company does ultimately operate at a profitable level, it is likely that it will retain its earnings. Investors who anticipate the need for immediate income from their investment should refrain from a purchase of the within Shares.

30.     CLASSIFICATION OF COMMON STOCK AS PENNY STOCK    The Securities and
Exchange Commission has adopted rules that regulate broker dealer practices in connection with penny stocks. Penny stock are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided current price and volume information with respect to transactions in such securities is provided by the exchange system.) The penny stock rule requires that a broker/dealer, prior to a transaction in a penny stock not otherwise exempt under the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation to the broker dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker dealer must make a special written determination that a penny stock is a suitable investment for the purchase and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If a market is effected in the Company's common shares, the shares will likely be subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their shares if at all.

31. POTENTIAL FUTURE SALES PURSUANT TO RULE 144 All of the shares of stock which are presently issued and outstanding, 1,625,000 shares, are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended. In general, under Rule 144, a person who has satisfied a one year holding period may sell within any three month period a number of shares which does not exceed the greater of 1% of the then issued and outstanding shares of common stock of the average weekly volume during the four calendar weeks prior to such sale. Rule 144 permits the sale of shares without any quantity limitation by a person who is not an affiliate of the Company who has beneficially owned the shares for a minimum of two years. Therefore, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of the Company's common stock in the over-the-counter market, if there is a market. All 1,625,000 shares presently issued were authorized for issuance in October 5, 1998 although not issued until January of 1999. For purposes of Rule 144, the holding period may be considered to be October 5, 1998. The initial shareholders may begin selling their restricted shares pursuant to Rule 144 as early as October 5, 1999. (See "Present Shareholders")

*Note:     In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Disclosure Document potential investors should keep in mind other possible risks that could be important to the specific investor.

SELECTED FINANCIAL INFORMATION AS OF JANUARY 31, 1999

     The Company is a start up company and has no operating history. The Company was only recently formed and has no revenues or earnings from operations. There is no assurance it will ever have material revenues or that its operations will be profitable. (See the Financial Statements attached hereto.)

Total Assets$    13,150
          Total Liabilities$             0
Shareholders Equity$    13,150
          Net Tangible Book Value$    13,150
               Net Tangible Book Value per share$      0.008





PROPOSED BUSINESS

History and Organization
     The Company was formed under the laws of the State of Utah on October 5, 1998, for the purpose of engaging in the research, development and manufacture of mining equipment. The Company is authorized to issue up to 50,000,000 shares of common stock with a par value of $0.001 per share. The Company maintains its principal place of business at 11602 Colchester Drive, Sandy, Utah, 84092 and the Company's telephone number is (801) 572-4724.
One of the express reasons for the founding of the Company is to develop and market the Softwall System. The Softwall System was invented by Randall Peterson, an officer and director of the Company, to adapt the methods of longwall mining to the conditions found in shallow, soft ore deposits such as those found in the phosphatic clays of North Central Florida. Peterson invented the system while acting as a consultant for IMC-Agrico Company's Technology Development Group in Mulberry, Florida and has a patent pending on the system. He has granted the rights to exploit the Softwall System to the Company, although the extent of Peterson's rights to the system are subject to certain restrictions. Pursuant to a Letter of Intent, dated January ??, 1999, Peterson has agreed to assign the patent to IMCA conditioned on the consummation of an exclusive license agreement between IMCA and Peterson. In the Letter of Intent IMCA agreed to license the rights to use of the system to Peterson on an exclusive basis, subject to certain conditions and restrictions to Peterson. One of the restrictions will be that Peterson will not have the right to use the Softwall System in the phosphate industry. Peterson will, pursuant to his assignment of is rights to the Softwall System to the Company, assign the Company the license when consummated. For a full discussion on the Letter of Intent, and contemplated license agreement with IMCA, see "Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements ."

General

     The Company has developed a two phase business plan in connection with the licensing of the rights to the Softwall System. Phase One will be to build module shells with all the fabricated mechanical parts to demonstrate how the equipment works. These modules will be marketed to mining companies who will install the operating systems with their current mining methods utilizing their own electrical, hydraulic, and water slurry systems. The purpose of Phase One will be to (1) build and test the system, and (2) provide a system that can be used in combination with existing systems. Phase Two of the business plan is to make the system fully functional by including all electrical, hydraulic, water, slurry and control systems. Phase Two of the business plan will only be implemented upon the successful completion of Phase One although preliminary engineering designs have been completed. The proceeds of this offering will be utilized to initiate Phase One by building 10 - 20 modules of the Softwall Mining Face (equal to 50 - 100 feet of softwall face) which will be built on smaller scale than would be used in most actual situations to minimize costs and test the same. The primary purpose of the prototype will be demonstrate how the concept works and provide an operable machine when fitted with existing systems. Ultimately, the Company intends to build and assemble Softwall Systems to sell to the mining industry and other potential users in real estate development and construction, environmental clean-up, waste disposal and other suitable applications that may arise. The prototype will be a small scale version which would be used for clean up and other uses where low production volumes can be tolerated. If the Company succeeds in the production of its prototype and the marketing of its Softwall Systems modules, it hopes to generate revenues both from the proceeds of such sales, and from production royalties generated from the use of its Softwall Equipment, as well as by sub-licensing the rights to market the Softwall System in specific territories or to specific industries.

Principal Products: the Softwall System

     Background Softwall is a new extraction method combining hydraulic mining and longwall mining principles. It has several applications both in mining and in other industries involving extraction or deposition of bulk materials and earth. Softwall is specifically intended for use in shallow, soft or earthy type ground conditions. In mining, these types of deposits are conventionally extracted with mobile surface equipment using batch stripping methods. Softwall is a different surface extraction method in that it is underground and extracts only ore and eliminates most of the need for removing or stripping overburden which is the major cost for most strip mines. The Softwall System will not work for hard rock mining nor will it work for deep mining. Existing systems are available for those applications and the Company does not intend to compete with them. The Company believes that the prospects for this type of mining are encouraging. Adaption of longwall mining methods to satisfy the conditions of soft and shallow mining environments promises to extend theses highly productive and cost effective methods into new ore bodies. Softwall offers the potential for increased profits by mining ore with less surface disturbance, lower operating costs, reduced reclamation, and an environmentally suitable means of tailings disposal and tailings clean-up. Although the method was originally invented for phosphatic clay ore in from beds in North Central Florida, it is also suited for a number of other minerals including, placers, disseminated deposits in sands and soft rocks, bauxite, soft coals and lignite deposits, and other deposits where overburden will subside readily and where the ore can be hydraulically broken and
slurried.   The design and implementation of the test mining contemplated by the Company to initiate its business plan is needed to fully delineate the operating methods and equipment design of the Softwall System.

     Composition of Softwall System. The Softwall System * is a composite of the following subsystems:

•Softwall Face Support Modules - consisting of the fabricated shell, support and mechanical components of the Face Sluicing Chamber ("FSC") and Rear Bearing Support ("RBS") units, rolling support mechanism, the hydraulic plunging cylinder, the end cap and constant tension rope, and the vertical rotat ion cylinder.

•Winch Anchor Unit - consisting of a mobile platform with winch mount and with hydraulic stabilization cylinders for anchoring the unit between the trench sides.

•Portable Electrical Power System -   consisting of power center
transformer, starters and controls for electric motors for hydraulic pumping units and for mining water and other electrical components.

•Portable Control Center - consisting of computer, electronics, wiring, and gauges to monitor and control position and state of equipment.

•Hydraulic System - consisting of pumps, control valves, and hoses to power the cylinders in the softwall modules and the winch anchor unit equipment and recovery water system. The mechanical components are actuated with hydraulic cylinders or rams. The cylinders are fed high pressure hydraulic fluids from the hydraulic pumping unit.

•Mine Water Pressure System - consisting of trailer mounted centrifugal water pump pulled by a water truck and powered by electrical motor. This system also includes hoses, fittings and nozzles to provide water to injection points located inside the FSC. The prototype softwall system will produce a design slurry of solids and water. This will require the water system deliver water to each of the sluicing nozzles in the FSC chamber at specified psi.

•Slurry Collection, Pumping and Injection System - consisting of slurry pump, hydraulic motor and slurry collection vessel. This system contains all hoses, valves, and fittings required to connect the pump with parallel exit ports located in the rear of the softwall module. The prototype system is designed to dispose of all material extracted and is done through injection behind the RBS unit. This is precisely the way the machine would be used in insitu soil washing. In mining, where the prototype would be used to recover minerals for processing, only the process tailings would be injected. Once slurry is extruded from the mining face at the open ends of the FSC it is fed to the slurry pump. The slurry pump feeds a common hose line connected to the injection ports located at the rear and bottom of the RBS. Slurry is injected underground, behind the RBS unit through parallel port openings fitted with check valves.

          * The prototype Softwall System which will be built with the proceeds from this offering will consist of only Softwall Support Face Modules; existing systems of the end user will be adapted to work with the modules.

     Softwall System - Bench Scale Model. As of the date hereof, a bench scale model of the Softwall System is currently being manufactured by Brigham Young University in Provo, Utah ("BYU"). The construction of the bench scale model began as an academic exercise in September of 1998 as a result of the efforts of Peterson and contributions from IMCA. The bench scale model will be sufficient for certain development tests and will provide a CAD design of the system. The bench test model is strictly for testing and demonstration purposes and is not considered a prototype.

     The Softwall System Prototype- The initial prototype Softwall System which the Company intends to manufacture and market will not include electronic, hydraulic and slurry systems, but will be built to be utilized in
conjunction with such systems either specified or existing.   For a diagram of
the "Softwall System Prototype", see Exhibit "E".

      In order to accomplish the building of a Softwall System prototype, the Company will make an effort to reduce costs associated with building and operation of the same by reducing the scale and function of the initial
prototype.   In order to keep costs at a minimum, the initial prototype being constructed and tested through proceeds of this offering, will be limited to 10 - 20 modules or 50 -100 feet in total length. The softwall face assembly will consist of 5' modules. The prototype will also be kept at a minimum 2' cutting height. This will allow the demonstration of the prototype without the full capital outlay required for a longer/taller face. The prototype equipment, therefore, will be purposefully smaller in height than a full scale model to minimize manufacturing costs. The actual height of a full scale model will depend on the specific geometry of the deposit or application. The Company recognizes that the each deposit will likely warrant suitable customization. The prototype's primary purpose is to demonstrate how the concept works and prove a machine that will operate when fitted with existing systems. Initially, therefore, the Company believes that the size of the machine is less important than the function.

     The number of modules has been limited to between ten and twenty 5' wide modules to reduce costs. At a total assembled length of 100', the prototype will be capable of sustainable production levels and operational study to gather data for extrapolation to larger scale. Test mining with the of the prototype system will be utilized to address elements of technical uncertainty in situ as well as induced hydraulic factors having to do with slumping and slurry mechanics of hydration as well as sluicing control within the face sluicing chamber

     The prototype will be a useful piece of equipment in its own right. It will be capable of excavating a rectangular cross section 2-ft. high by 50 to 100 ft. wide, and will be capable of backfilling the same void. Thus, it could be used to install linings beneath the surface of the ground to protect water systems or to prepare areas for leaching or to accommodate waste disposal. It can also be used for reworking tailings or for mining applications where production requirements are low. Its multiple lift capability enables it to be used to extract thick deposits as well as thin ones.

     If the prototype is successfully built and tested with positive results, the Company intends to continue with Phase One of its business plan by marketing the prototype modules to end-users who will utilize their own electrical, hydraulic and slurry systems with the Company's system or to companies which would purchase such systems. The Company will customize the same to the type of deposit. The Company will likely required additional funding once it reaches this stage.

     Estimated Costs of the Prototype - The estimated cost for manufacturing a Softwall System prototype with 100' of softwall mining face are as follows. Steel fabrication is estimated on the basis of design weight using $1.20 per pound of fabricated steel. This is 20% higher cost than is currently
available according to bids received by the Company.   The cost estimates are
comprised of the major identifiable machinery elements and an estimate of unidentified miscellaneous items. The fabrication costs of the FSC and the RBS are primarily dependent on the weight of the steel required as the fabrication itself is not complex. This value is calculated on assumed values for canopy diameter, fore pole length, plate thickness, and face length.
Total fabrication costs are calculated by applying the assumed unit cost of fabrication to the FSC and RBS weights. Additional costs were estimated for fabrication of the advance mechanism for each RBS unit. The majority of the proceeds generated from this offering will be utilized for this purpose. If the Company is only able to raise minimum proceeds of $30,000, it will build only 50 feet of softwall for approximately $23,041. The following estimates are based on 100' of Softwall Mining Face. (See: "USE OF PROCEEDS".) Estimated Costs for Module Fabrication


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Cost Estimate for Manufacturing
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100' of Softwall Mining Face
Phase One- Module Fabrication Only

STEEL FABRICATION WORK
 Assumed Fabrication Cost/# = $1.201
                         Steel Fab
MODULE FABRICATION - STEP ONE   Vol. cu. ft.2     Wt. #     Unit Cost    Total
Quantity     Total Cost

Face Sluicing Camber (FSC)          0.81     402.50     $483.00
20     $     9,660
FSC Struts                    0.06      31.00         37.20
20               744
Rear Bearing Support (RBS)          1.48     738.50       886.20
20          17,724
RBS Struts                    0.05      22.50         27.00
20               540
Stationary Guides               0.03      15.00         18.00
20               360
Tail Pipe                    0.03      15.00         18.00
20               360
Rolling Support Assembly               0.22     108.50       130.20
20            2,604
Horizontal Beam                    0.04       22.00         26.40
20               520
Rotating Guide                     0.05       24.00         28.80
20               576
Connections for FSC and RBS          0.43     215.00       258.00
20            5,160

Subtotal                         3.19    1,594.00 $1,912.00     20     $
38,256
Misc. Parts @ 10%               0.32     159.40          191.28
20              3,826
Engineering & Design for Module            N.A.           N.A.
N.A.        1            4,000
     Module Fabrication          3.51    1,753.40 $ 2,104.08     20     $
46,082

______________________________________________________________________________
__
_____________
     1     Mark Steel of Salt Lake City, Utah telephone conversation
     2     Calculated based upon prototype design
dimensions





/* WordPerfect Structure - Text Box Ending */
     The Company has also estimated the cost of adding the operating systems to the prototype although such systems would not be added until Phase Two of the Company's business plan. The Company has based its estimates on the prototype design and size. The Company has estimated that the Cost for adding power, control and ancillary systems to support 100' of Softwall Mining Face @ 100tph to be $499,000. These estimates are based on various bids from vendors/manufacturers around the United States This includes the following:

Hydraulic Systems bid by Interstate Hydraulics (Aug. 7, 1998)          $
222,000
Ancillary Components
Recovery Water System                                    8,941
Slurry Tank and Pump System                               8,541
Winch Anchor Skid fabrication                               4,500
Mining Water System Estimates                             39,675
Computer Center and Control Room                                  20,000
Mining Engineering Design and Testing                      150,000

Total Operating System Phase Two                    $     453,657

     The Company does not contemplate adding the operating system to the Softwall System modules until and unless it is successful in marketing the modules to end users who will utilize their own operating systems or agree to purchase such systems to complete the Softwall System.

     The Softwall Process - The basic purpose of the invention of the Softwall System is to improve the mining or excavation and/or disposal process. Strip mining with draglines and other surface equipment has traditionally been the method of choice for mining shallow deposits that require little or no blasting. These methods have a high level of productivity and low operating costs as well as the ability to incrementally expand production levels by adding equipment units. These methods, however,
can be improved.   Strip mining methods are batch processes not well suited to steady state ore flow required for efficient mineral processing plants and is encumbered by unnecessary overburden removal, energy loss, ore and overburden rehandling, reclamation expense, and human inefficiencies. The Softwall System is intended to be an improvement over standard methods.

     In the softwall process, the softwall face is set up in a trench specifically prepared for it, that is, more or less parallel elongated trenches are formed to the bottom of the mineral seam.. These trenches are spaced at least several times the width of the trench apart. A trench more or less perpendicular to a trench or to parallel trenches and at the trench ends is formed to the bottom of the mineralization or excavation limit. A plurality of softwall mining devices, supported by surface equipment are placed in the perpendicular trench. The devices slurry material and move into the mineral seam. Overburden sloughs behind the mining devices. The subsided overburden is supplemented as necessary with injected material. Slurried mineral flows to the parallel trenches for removal to the surface. After the softwall devices have advanced the length of the parallel trenches, the devices are withdrawn and placed in additionally developed trenches elsewhere on the ore reserve.
     The Softwall Equipment and How it Functions - The softwall face equipment consists mainly of two concentric C-sections. The inner C-section, called the Face Sluicing Chamber ("FSC") is used for cutting the ore from the face. The outer C-section, called the Rear Bearing Support ("RBS") provides ground support and protects the hydraulic/mechanical equipment. Operation of the Softwall System involves mechanisms to move these two sections relative to each other and to inject high pressure cutting fluids into the FSC.

     The extension and contraction of a hydraulic plunging ram connected between the FSC and the RBS causes the FSC to move outward and inward relative
to the RBS.    Since there is always subsided material to the rear of the RBS, extension of the ram causes the forward thrust or plunging of the FSC into the mining face. Hydraulic mining in the chamber, with the injection of water or other cutting fluids, breaks the ore into slurry and causes a volumetric displacement of it along the longitudinal axis of the chamber toward the open end. Retraction of the ram acting between the FSC and the RBS either causes movement to the rear bearing support forward, in the direction of the advance, or the rearward retraction of the FSC. The difference depends upon the coordinated actuation of the rams in the adjacent RBS sections to determine the direction of the resultant forces between them and the FSC assembly.
When the rams in adjacent units are coordinated in extension to push the snake forward, for example, a cutting force is performed plunging the FSC into the ore. As the cutting stroke progresses from one end of the FSC to the other, it bends incrementally to conform to the displacement. The portion of the FSC in motion is called the "snake" and the "snake" is the active minimum zone of the face The "snake" wave propagates along the mining face and high pressure water nozzles are cycled on to cut and sluice the fresh face of ore in contact with the rear wall of the FSC at the snake. Once the snake has passed a point on the face injection ceases. Thus, a steady flow of slurried ore is cut and pushed by volumetric displacement and pressure inside the FSC.

     The rate of chamber advance and volume of water injected into the chamber for cutting determines and controls the rate of production. Once the snake of the cutting stroke has passed a point on the face the plunging rams are retracted individually to perform a partial retraction of the FSC or "back strok e". This provides the conduit for fluid to travel ahead of the snake or the next cutting stroke.

     The rate of production that can be expected from a Softwall System is
based on the critical geologic and equipment design parameters.   The
production rate of the system is dependent on three variables: (1) the diameter of the FSC which will determine the mining height on each pass; (2) the average advance rate of the chamber stroke which will determine the output rate per unit length of face; and (3) the snake length which is the total length of the FSC in simultaneous motion at any given time and determines the total system instantaneous output rate.




Market for the Company's Softwall System

     Initial Market - Although the Company hopes to market its Softwall System to the industries set forth below (excepting the phosphate industry) under the sub-section captioned "Target Markets for the Softwall System", both in the United States and internationally, due to the limited capital available to it, and the uncertainty of the product's success and marketability, management intends to attempt to prove the commercial viability of the Softwall System by building, testing, and demonstrating a prototype system; and, if the system proves successful, building and selling Softwall Systems modules to a limited number of mining and/or excavating companies, excluding companies which produce phosphates. Management has had limited ability to aggressively investigate its opportunities other than to target markets and believes it would be premature to do so until the product is tested. If successful it the testing, the Company hopes to find an appropriate property where the system can be demonstrated, and install the prototype Softwall System so potential end-users can be brought to a site where the Softwall System can be observed in operation. The Company will rely on Peterson's connections and contacts in the industry, as well as his reputation, to initiate discussions and demonstrations with potential end-users. At a cost to build a Softwall System (without electrical, hydraulic and slurry) for use by any given mining company of approximately $2,500 per 20' module of softwall face, customized to for the particular end user, the Company will require large amounts of capital to go into actual production and marketing of its product, or, it may be forced to seek a joint venture partner.

     Sales and Marketing.   As stated previously, the Company is dependent on
the success of the prototype in order to proceed with marketing. A detailed, long term marketing plan has not been developed and initial marketing efforts will be directed to end-users. Early sales will likely be to the mining industry and in geographical areas close to production so the management of the Company will be available to customize the system, observe operation, and
make adjustments as needed.    As the Softwall Mining  System is further
refined and accepted in the market as a commercially viable alternative to drag line mining, among other applications, the Company will develop a long
term marketing plan.   Some of the industries the Company has targeted for
eventual marketing are set forth below as are some of the marketing advantages of the Company's Softwall System. An investor should keep in mind, however, that the testing of the prototype may not prove successful, and, if successful, the Company may not have the financing or the ability to market the Softwall System as it intends.

     Target Sectors for the Marketing of the Softwall System   The target
sector of the mining industry for softwall are companies with reserves in soft shallow conditions. The following is an abbreviated list of the mineral industry sectors where softwall is expected to have application:

•Phosphatic clays (1)
•Kaolin Clays
•Other Clay Deposits
•Mineral Sands
•Placer Sands
•Industrial Sands and Aggregates
•Tar Sands
•Tailings Sands
•Soft Gypsum Deposits
•Soft Coal and Lignite Deposits
•Weathered Laterite Deposits
•Diamond Deposits
•Bauxite
•Magnesite
     _________________________________________
     (1) The Company does not have the right to market the Softwall System to
the phosphate industry which right has been retained by IMCA;   IMCA is a
large international producer of phosphate fertilizer products.

     The mining market will include mining companies with operating mines and also mining companies with reserves that could be suitable for softwall currently not being exploited. There are many deposits that are currently judged to be sub-economic with present mining methods where softwall could have an economic application. These types of deposits offer the greatest potential for softwall and the Company expects that these owners will be most receptive to considering new methods.

     Marketing Advantages of the Softwall System - The Softwall System advantages are its high rate of productivity, control and automation of the mining/excavation process, reduction of dilution and waste, and operational cost savings to end-users. The Company believes that the Softwall System will prove to have some of the following advantages in the marketplace and hopes to demonstrate the same through the production and use of its prototype.

•In General -- In each of the above listed mining sectors, softwall is expected to have the advantage of a steady state ore production and the elimination of the majority of stripping and reclamation. In some cases, such as tar sands, softwall may offer the opportunity to process ore at the face and eliminate the unnecessary handling of waste since when processing is done at the mining face the waste can be disposed of there. Despite the fact that end-users will be required to pay royalties to the Company for using a Softwall System, the Company anticipates that end-users will realize a significant savings in the operation of a Softwall System compared to traditional and/or current methods.

•Energy Conversation -    In addition to the potential advantages mining
companies will experience through direct use of Softwall System, there are also government agencies with interests aligned with the benefits such a system can provide. The Department of Energy, for example, has available government funding for the demonstration of applications which save energy once the machine has progressed beyond prototype stage. The Softwall System is very conservative of energy when compared with conventional stripping because it does not require the removal of over burden nor the need to reclaim it. In most strip mining, the work expended in the removal of overburden and reclamation is the largest single cost component. These energy savings also extend to coal and fossil fuels that would otherwise be burned to produce energy to strip overburden. The Company believes that the Department of Energy may be interested in its Softwall System both as a conservation of energy and for its potential in non-conventional production of fossil fuels.

•Environmental Clean-up - Because of its ability to extract and process the material at the mining face, and inject the processed material directly behind it, softwall has the ability to wash subsurface soils insitu with little disturbance to the surface or to the surface ecosystems. Thus, softwall has a potential for cleaning up contaminated soils with out transporting them long distances. Another aspect with respect to soil clean-up is that softwall provides for hydrological blocking. This means that clays, cement, or other impermeable materials can be mixed with washed soils for re-injection behind the softwall face or such materials can simply be injected behind the softwall to replace contaminated soil. This would permit the leaving of a horizontal "slurry wall" or impermeable layer or lining to block vertical water migration and protect the lower ground water aquifers from further contamination. The Company intends to market the prototypes to the EPA and other government agencies having responsibilities concerning remediation of super fund sites.

•Construction and Real Estate Improvement -   The ability to extract
material at the mining face and inject behind it offers the opportunity to inject layers of materials such as gravel and other permeable materials. Softwall provides the ability to install permeable layers beneath impermeable ones to construct a way to drain areas and permanently protect structures from ground water damage. With the injection of concrete of clay layer above and injected sand and gravel below, softwall offers the opportunity to dewater or drain wet or swampy areas which would otherwise not be suitable for construction of real estate development. In addition, in areas where differential compaction is a problem, such as those with mancos shale and swelling clay beds, softwall offers a way to extract the clay and replace it with sand, concrete, gravel or other incompressible silica based rock materials. This could provide a way to improve areas for construction where it would otherwise not be permitted.

•Waste Disposal - Conventional methods of municipal waste disposal require evacuation of open pits in the same manner as that used in strip mining. Softwall offers the opportunity to reduce the cost of waste disposal because it only excavates the void into which the waste is placed while leaving the surface material intact. Municipal waste can be crushed, slurried or injected under pressure behind the Softwall Equipment the same way that tailings can be injected in the mining case to limit surface subsidence. This potential method of municipal waste disposal offers a cleaner environment for disposal because the disposal is accomplished underground and would be healthier than the open pit method because birds and rodents cannot come into contact with the waste. Using the softwall method to dispose of waste creates a decaying matter in decomposition which would provide for a later opportunity to commercially recover methane. Since softwall can inject a permeable layer above the waste layer and since methane is lighter than air and displaces oxygen, the methane may be recovered by providing a conduit to the permeable layer. An engineered plan to install layers above and below the waste can be made a part of the softwall operating plan and the overall waste management plan for the site. In addition, hazardous waste disposal projects may benefit from the softwall. The injection of impermeable horizontal layers will protect the vertical migration of fluids above and below the disposal zone and can seal the disposal void from contact with ground water. Similarly, in the horizontal direction, water migration can be blocked from the disposal zone by backfilling the access trench with clay or other impermeable materials effectively forming an impenetrable wall on both sides and above and below the area.

Distribution Methods of the Softwall System

     Because the Company has not yet built or tested its Softwall System, it has not established any definitive methods for distribution. However, in general, it initially expects to market directly to targeted end users in certain industries and will likely not pursue sales through equipment distributors. The Company will be selling a method as well as the equipment and will rely on its ability to successfully demonstrate the same to potential
users.   The Company intends to initially concentrate its marketing to established mining companies which fit certain criteria, that is mining companies which currently have ore reserves which favor softwall. It will especially concentrate on those companies which have existing electrical, hydraulic, water and slurry systems in place which can be adapted to use in conjunction with the Softwall Equipment. In order to accomplish this initial marketing, the Company intends to initiate discussions with mining companies and earthwork companies to solicit interest as well as demonstrate the same to interested companies. Distribution will largely be dependent on the Company's ability to successfully build and demonstrate its prototype as well as finding ways to finance the construction of modules for end users, as well as on
Peterson's connections, experience and contacts in the industry.   The Company
will likely face a certain amount of resistance to the methodology because the mining industry is generally resistant to new technology and methods. Ultimately, the Company believes that it may have better success with other areas such as in waste disposal and environmental clean up.

     The Company intends to pursue a profit and cash flow maximization strategy by marketing and demonstrating its prototype and direct sales to end-user capable of supplying the ancillary systems. Systems will be manufactured on a custom basis to suit the deposit and the Company will assist in modifying the end-user's existing systems. The Company may also elect to sub-license rights to the use of the Softwall System to other companies which may have better ability to market and produce the same. In such case, the Company will structure any such sub-license agreement so that it receives an
initial license fee and a production royalty.   The Company hopes to achieve
revenues from production royalties, initial sale or lease of systems, and sub-license fees along with a percentage of production royalties from sub-licensees.

     When and if the Company can get past the prototype stage, it intends to apply with the Environmental Protection Agency for funding available to companies with new products which are deemed to be useful in environmental clean-up and protection under the Small Business Innovation Research (SBIR) program.




State of Any Publicly Announced New Product - the Softwall System

     The Company is not a public company and has made no public announcements regarding its Softwall System. The Softwall System methodology has been presented at the Society for Mining Metallurgy and Exploration Annual Convention in March of 1998 and at the National Mining Association meeting in September 1997. The Softwall System is still in the development and testing stage and applications have been submitted for patent protection, both in the United States and under the international PCT treaty. Currently, Brigham Young University in Provo, Utah is building a bench test system. The Company will utilize the funds from this offering to build and test a prototype. Sources and Availability of Raw Materials and Principal Suppliers

     The Company will rely on a variety of manufacturers for production of the components of the Softwall System. The initial manufacturer of the prototype system will be determined through a bid process.. If the Company is successful in the testing of its prototype, it will rely on numerous suppliers and manufacturers to produce Softwall System components These would mainly include steel fabricators for the fabrication of the FSC and RBS and additional related parts which comprise the softwall mining face. There are numerous steel fabricators throughout the United States with the capability to manufacture the Softwall System modules to the Company's specifications. In addition, if the Company proceeds with the production of a complete system, the Company would rely on various manufacturers and suppliers for slurry pumps, water pumps, fabrication of winch anchors, and computer systems all of which must be able to meet the design specifications of the Company. Although the Company has received vendor quotations from various manufacturer/suppliers in connection with its efforts to develop the Softwall System, the Company has made no agreement with any of the same for production of the same. The Company believes that when such manufacture and/or supplier is needed, there are numerous companies with the ability and expertise to produce the same in accordance with the Company's specifications and that it will have little or no difficulty in making arrangements to manufacture and assemble its Softwall System.

Dependence on a Few Major Customers

     The Company, when and if it begins to market its Softwall Systems has targeted numerous applications for its Softwall System. It does not believe that it will be dependent on a few major customers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements

     Although Randall Peterson has assigned his rights to the Softwall System to the Company, as of the date hereof, the precise extent of those rights cannot be determined. Such rights granted to the Company will be affected by the patent pending, the fact that IMCA will be assigned the rights to the patent when the exclusive license is granted to Peterson, and that the exact terms and conditions of that license agreement have not yet been established although Peterson and IMCA did enter into a Letter of Intent regarding the same on February 9, 1999. Any rights that Peterson has in the Softwall System now belong, and will continue to belong, to the Company.

     Patent-Pending/Trademarks -- The Company's Softwall System has a patent pending pursuant to application made to the United States Patent and Trademark office on May 6, 1997. In the application Randall Peterson is noted as the inventor and IMCA is the assignee; the application covers both the device and the method. The patent, when issued, will be assigned to IMCA as part of a contemplated license agreement between IMCA and Peterson. While neither the Company nor Peterson have applied for the use of the "softwall" name as a trademark, Peterson has established original use and the award of trademark is expected to be uncontested. (See below.)

     Letter of Intent /Contemplated License Agreement - As of the date hereof, Peterson and IMCA have entered into a Letter of Intent, executed on February 9, 1999, which sets forth the parties' understandings regarding the grant of an exclusive license to Peterson to develop and market the Softwall System. The Letter of Intent acknowledges that Peterson is the inventor and has not been paid for his invention, and that the parties will enter into an exclusive license agreement whereby Peterson will assign the patent, when issued, to IMCA, and IMCA will grant Peterson an exclusive license to exploit the invention, excepting phosphate applications. The Letter of Intent also contemplates that Peterson will be required to pay a production royalty to IMCA based on production royalties received by Peterson, or Peterson's assignee(s), which is the Company and its sublicensees, if any. As of the date hereof, no exclusive license agreement been entered into between IMCA and Randall Peterson. Some of the other contemplated provisions of the license agreement are (1)that Peterson desires to commercially develop the Softwall
System and that IMCA is willing to grant such  license;   (2) that  IMCA will
grant an exclusive license to Peterson to develop and market the Softwall System world-wide, and to sub-license the same although any assignment by Peterson to an affiliate of Peterson's must have prior approval from IMCA; (3) that the term of the contemplated license will be ten years with an extension thereof for seven years provided Peterson has actively developed and marketed the Softwall System; and, (4) that Peterson utilize his best efforts to market the Softwall System worldwide and to attract users which will include further development of the equipment, construction of the demonstration machine, discussions with mining companies. One of the contemplated provisions of the agreement will be that the use of the Softwall System will require a cash royalty fee per ton of mined product negotiated on a basis of "what is generally accepted in the industry for use of new technology" and consistent with general business practices in the area of technology licensing and that as consideration, Peterson, or his assignee, shall pay to IMCA a per ton royalty fee based on all royalty fee proceeds received by Peterson, or his assignee(s), from any and all mining applications, excluding those used by IMCA or its affiliates as follows: (1) 12.5% of all royalty fees received by Peterson, or his assignee(s), to be paid on a quarterly basis to IMCA and based on the tons mined the previous quarter
(2) provide IMCA with support documentation on all payments and reconciliations of the tons mined. Because Peterson has assigned his non-phosphate rights to the Softwall System to the Company, any license agreement which is finally consummated will likewise be assigned to the Company. (See Exhibit " F" - "Letter of Intent".)

     All of the foregoing are proposed provisions of the contemplated license agreement and there can be no assurance that the same will be made a part of the final agreement or that a final agreement will be entered into. It is possible that IMCA and Peterson will never be able to consummate an
agreement.   Although Peterson believes that he is the rightful inventor or owner of the Softwall System, he has acknowledged that IMCA has an interest therein. If the parties do not consummate an agreement, the Company will have several courses of action available to it, none of which will necessarily
prove to be favorable to the Company.   The Company could initiate legal
action against IMCA and/or Peterson; however, the Company will not likely have sufficient funds to pursue such legal action with significant results. The Company could ultimately proceed with the development and marketing of the Softwall System without an agreement between IMCA and Peterson, however it would then face possible legal proceedings initiated against it by IMCA. Such proceedings, if initiated, would be costly to defend. The ability of the Company to develop and market the Softwall System is therefore dependent on Peterson's ability to successfully enter into a license agreement with IMCA with terms favorable for the commencement of the Company's development and marketing of the Softwall System. The failure of the Peterson to consummate such an agreement under terms favorable to the Company could result in a total failure of the Company's business purpose and a total loss of investor's funds.

     In addition, there is no guarantee that another company will not allege an interest to Peterson's invention. Peterson was employed by NorWest Mine Services ("NorWest") at the time he performed the consulting services to IMCA which resulted in his invention. The Company believes it is unlikely that NorWest will assert an interest in Peterson's Softwall System because: (1) there is no agreement or understanding between Peterson and NorWest that he will assign any inventions made during his employment or a portion thereof to NorWest, (2) NorWest has not asserted any interest in the Softwall System as of this date; and (3) NorWest contractually agreed to grant IMCA any rights to
any inventions arising from Peterson's work.   It is the Company's belief that
if NorWest, or any other entity asserted any such interest in the Softwall System, it would be IMCA's responsibility as the owner of the technology, to defend the same.

Need for Government Approval of Principal Product or Service

     Although the Company will not be required to receive government approval on either the methodology or technology in its Softwall System, the mining industry in the United States is strictly regulated for safety and environmental impact. The use of the Softwall System will be subject, as any mining operation, to high safety and environmental impact standards by such federal regulatory agencies as the Offices of Surface Mining , Mine Safety and Health Administration (MSHA), the National Institute of Occupational Safety and Health (NIOSH), in addition to various state regulatory agencies. As is standard in the industry, it will be the operator/end-user which will be required to obtain the necessary permits and meet these environmental and
safety standards.   The Company, however, will be required to meet any special manufacturing requirements of these agencies.

Effect of Existing Government Regulation on Business

     As discussed in the prior paragraph, the mining industry is heavily regulated by various federal and state agencies. Existing mining regulations will be applicable to the use of the Softwall System. The Company believes that its product/methodology will comply with existing regulations, and, in fact, that it will actually prove a safer method of mining because there will be less personnel involved in the actual mining process. However, the Company is also aware that methodology involved does not have a classification as far as mining industry standards because it is different from all existing technology. This lack of classification will likely cause some delay in obtaining the proper use permits and/or government approval regarding meeting existing regulations. The Company anticipates that existing regulations may have to be amended to take into account the new methodology of "softwall". Moreover, since softwall combines aspects of surface and underground mining, new regulations may be developed for it. The Company cannot predict just how much existing government regulations will impact its development and marketing of the Softwall Systems or how long it will take to establish guidelines for the use of "softwall" methods. The heavy regulation of the mining industry combined with the fact that Softwall System is a new methodology which does not fit into standard industry classification could make the marketing of the system difficult especially if initial attempts to utilize the system result in the need for new regulations and the amendment of existing regulations.

Research and Development

     The research and development of the Softwall System was completed by Randall Peterson, partially while acting as a consultant for IMCA, and
partially on his own.   Peterson was retained by IMCA to develop a new system
for use in phosphate mining in Florida. In addition to the time he has been compensated for, Peterson has over $70,000 worth of his own time in the development of the system to its current stage and application for a patent thereon.

Cost and Effects of Compliance with Environmental Laws

     As a manufacturer and licensing company, the Company itself will not have to comply with environmental laws in the operation of its Softwall Systems. The Company believes that its product/methodology will prove to comply with environmental laws better than existing mining methods. In addition, it believes that ultimately it will provide systems for municipal waste disposal and environmental clean-up. Ultimately, however, it will be the end user which will need to comply with environmental laws and these laws are stringent
especially with regards to mine tailings and waste.   If end-users cannot
comply with environment regulations when utilizing the Softwall System, the Company's ability to market the same, and therefore complete its business purpose, could suffer a severe negative impact.

Competitive Business Conditions - Competitive Position in the Industry and Methods of Competition.

     The Company is aware that it will be in heavy competition with conventional mining methods. Although it believes its Softwall System is a unique and revolutionary system for shallow earth mining and that no similar product/method exists, the Company will be in direct competition with companies which market equipment for use in traditional drag line methods to
end users which are also target markets for the Company.   Although the
Company believes that its mining equipment and process possess several advantages over dragline methods/equipment and that it will be able to develop its own market niche, it will face great difficulty in gaining market penetration and acceptance. The Company will, therefore, be competing for market share with a number of mining equipment companies which manufacture equipment utilized in standard drag line mining, and which possess a much greater name recognition, experience in the industry, and capitalization. In addition, because these traditional methods are the accepted methodology in the industry, the Company will face strong resistance to its newer and as yet unproved Softwall System. The Company's only competitive edge, therefore, will be its ability to develop and market its prototype, demonstrate its successful operation, and prove that it has certain advantages over traditional methods. In addition, end users in the mining industry will be required to pay production royalties to the Company which such users would not normally be required to pay with traditional methods If the Company's prototype testing does not actually demonstrate distinct advantages, including operational cost savings over traditional dragline methods, the ability of the Company to compete with its product will likely be non-existent. Even if the Company is able to demonstrate certain advantages over dragline methods, there is no guarantee that it will be able to successfully exploit these advantages. Mining equipment requires a large outlay of capital and end users may be reluctant to purchase a system based on new technology over known technology and equipment manufactured and marketed by companies which are well recognized in the industry.

     The Company's ability the compete in other areas such as environmental clean-up and or municipal waste disposal will be largely dependent on its success in obtaining an affiliation with a company established in the industry. Again, the Company believes that it has a novel method for those applications which will not have any direct competition. However, when and if the Company is able to market to those industry sectors, it will again have indirect competition from companies which use conventional and possibly other new methods..

Number of Employees - Full and Part.
     The Company has no employees. The Company does not intend to hire any full or part time employees in the next 12 months although it will compensate Randall Peterson as a consultant and/or for services performed for the
Company.   The Company expects that Randall Peterson will expend approximately
30% of his time consulting for the Company in the first 12 months. (See "MANAGEMENT, Executive Compensation" .)

Facilities

     As of this date, the Company has no properties or facilities and conducts its day to day business operations from an office in the home of two of the Company's officers and directors, Randall and Sally Peterson. The Company does not intend to acquire production facilities or properties.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

     As of this date, the Company has had little or no operational history other than organizational activity. It intends to operate in the product development mode financed initially by the proceeds of this offering. Accordingly, the Company has solicited interest from certain end-users but has no firm orders for any of its Softwall Systems. The Company has no employees and no commitments to compensate any consultants or officers and directors as of this date excepting Randall Peterson. The Company, however, does not know how much time will be spent by Peterson in the development and marketing of the Softwall System and intends to compensate him as his services dictate. Although Peterson has indicated that he anticipates spending approximately 30% of his time performing services to the Company, the actual amount of time
could be more or less than that.   The Company intends to utilize the first
proceeds from the offering for development, manufacture and testing of the Softwall System. Peterson believes that to test the Softwall System, a minimum of 50' of Softwall face must be built although he will build approximately 100' of softwall face if the Company is successful in raising more than the minimum funds in this offering. Once built, the Company will store the Softwall System prototype on property owned by Peterson until such time as it can be placed on a site where the Company will be able to test and
demonstrate it.   If  such testing and demonstration is successful, the
Company will begin to market the same on a limited basis as part of Phase One of its Business plan. The Company will utilize the balance of the proceeds, if any, to produce additional modules of the Softwall System, if needed; for additional research and product development; and expenses associated with initial marketing, including travel and shipping expenses associated with product demonstration as well as to provide some compensation to Peterson.

Results of Operation

     To date, the Company has operated only as a start-up company. From inception on October 5, 1998, the Company has incurred a net loss of $ 50.00
in connection with certain organization costs.    See Financial Statements,
Exhibit A.  In the course of the invention and patent application of the
Softwall System, the costs of development were borne by IMCA.   IMCA is
therefore the owner of the technology. Peterson did not incur any costs in connection therewith although he has not been paid for the invention and will be compensated through the grant of the exclusive license. He will also receive some sort of further compensation from the Company although the same
will not be determined until a later date.   The Company has no operating
results.

Liquidity

     Management believes that the maximum proceeds from this offering will be sufficient to support its present planned business operations over the next 12 months, that is to build and test the Softwall System prototype, and begin demonstration and marketing thereof. The Company will be required to compensate Peterson for his services to the Company in connection with the continued development, testing and marketing of the prototype as well as provide some additional compensation to Peterson for the assignment of his rights to the Softwall System to the Company. If the Company raises only the minimum proceeds, there will not be sufficient funds to compensate Peterson or
to pay for additional expenses associated therewith.   Prior to this date,
the minimal funds which have been expended in organization have been paid by officers and directors of the Company. These individuals may be required to contribute loans and/or advances to the Company if it does not raise more than the minimum proceeds in the offering. In addition, Management expects it will require additional financing to complete Phase One of its business operations and to begin Phase Two, if warranted. As of this date, Management has made no decisions as to when and what such financing will be. Management's decision on future financing will be based in part on the results of the prototy pe testing, further market analysis, the result of the patent application, the actual costs of production, the amount of research and development it expects to continue to do both on this product and others; among other factors. The Company could enter into a joint venture partnership with another company; conduct a public offering of its securities, and/or finance through private funding. The Company does not anticipate any revenues from operations within the next 12 months.

SOURCES AND USES OF PROCEEDS

     The proceeds from this Offering will be $30,000 if the minimum number of shares are sold and $150,000 if the maximum number of shares are sold. The Company intends to utilize its proceeds to commence operations. The following chart illustrates the Company's specific plan for Use of Proceeds for a 12 month period, which includes, in additional to the foregoing, but also expenses associated with this Offering.

Use of Proceeds




  Minimum
Offering

  Percentage
of Minimum
    Offering

 Maximum
  Offering

  Percentage
of Maximum
    Offering

Cost of Prototype(1)
Additional research & development
Compensation to Randall Peterson
Travel Expenses

    TOTAL

$       23,000(1)
$                0
$                0
$                0

$       23,000

        76.7%
          0.0%
          0.0%
          0.0%

        76.7%

$     46,082(2)
$     36,918
$     50,000
$     10,000

$   143,000

         30.72%
         24.61%
         33.33%
           6.67%

         95.33%

Offering Costs:
   Legal
   Accounting
   Printing/Misc.
          TOTAL


$        5,500
$        1,000
$           500

$        7,000


     18.3%
       3.3%
       1.7%
     23.3%


$      5,500
$      1,000
$         500
$      7,000


          3.67%
            .67%
            .33%
          4.67%

Total Use of Proceeds

$      30,000

 100.00%

$  150,000

      100.00%
(1) For 50' of softwall face. Management believes that 100' of Softwall would be an ideal amount for testing and demonstration. Any proceeds over and above the minimum will be utilized for building additional modules until the Company has achieved a prototype system that consists of approximately 100' of softwall face

(2)     For 100' of softwall face.

MANAGEMENT

     Set forth below is certain information concerning officers, directors and key personnel of the Company. All directors serve for a term of one year or until the next annual meeting of the Company or until their successors are duly elected and qualified.

Name and Address          Age          Position(s)                Since

Randall D. Peterson          44          President/Director          October
5, 1998
11602 Colchester Drive
Sandy, Utah 84092

Roger Brockbank               50          Vice President/
October 5, 1998
5984 South 900 East                             Director
Salt Lake City, Utah

Sally W. Peterson          36          Secretary/Treasurer          October 5,
1998
11602 Colchester Dr.                    Director
Sandy, Utah 84092

Biographical Information.

     Randall Peterson is 44 years of age and is President, CEO and a Director of the Company and has over 18 years of experience in working for mining companies in underground coal and trona and surface metal mining. From 1997 to the present day he has acted as Managing Director/ Engineer and principal consultant to South East International of Camden Australia and Salt Lake City, Utah, and as an independent mining consultant. He has provided consulting services during this time period to numerous companies including Shell Coal of Brisbane, Australia; Allied Bellambi Colleries, Wollongong, Australia; Savage Togara North of Brisbane, Qld, Australia; IMC Agrico Technolog y Development Group, Mulberry, Florida; Wyoming and West Virginia Mining Company, Rock Springs, Wyoming, in addition to Union Pacific Resources. His consultation services for the foregoing companies covered a wide range including such things as evaluations of mining methods and options, mining training services, mine plan and project evaluations, and economic feasibility evaluations and mine care and maintenance. From 1995 through 1997, Peterson was project manager for NorWest Mines Services, Inc., Salt Lake City, Utah where he acted as project manager, coordinator, engineer and consultant for a wide variety of underground mine design, improvement, feasibility evaluation projects. These projects involved numerous mining ventures throughout the world. He was also a contracted Instructor of Mining Engineering for the University of Utah where he taught senior level design courses for the Department of Mining and Engineering. From 1990 through 1995, Peterson acted as Superintendent of Mine Engineering for General Chemical Soda Ash Partners in Green River Wyoming. His position included acting as Mine Manager on weekends; management of 2-8 man engineering department; mine planning, technical and design support services for underground operations; planning, coordinating and supervision of new mine shaft construction, among other responsibilities. From 1989 to 1990, he was Chief Engineer and Technical Services Manager for Sunnyside Mines, Sunnyside, Utah and from 1988-89, he was a mine shift supervisor for Barneys Canyon Mine, Kennecott Gold, Bingham,
Utah. He was project engineer for the Twentymile Park Project, Getty Mining Company in Salt Lake from 1983-1985. Peterson was Mine Engineer for Plateau Mining Company, a subsidiary of Getty Mining Company, in Price, Utah, from
1981 through 1983 and from 1979 through 1981 he was section foreman and mine engineer for Hawks Nest Mines, Western Slope Carbon (a subsidiary of Northwest Pipeline Corporation of Somerset, Colorado.

     Peterson's education includes a Master of Science in Mining Engineering from University of Utah in 1988 where he graduated at the top of his class.
He also received a Master of Business Administration from University of Utah in 1988 with Honors. He received his Bachelors of Science in Mining Engineering from that same university in 1979 and has completed continuing education courses at Western Wyoming Community College in Auto CAD in 1993.
He is a Registered Professional Engineer in Utah, Colorado and Wyoming. He is a certified MSHA Instructor for Underground Metal and Non Metal Mines. He is also a Certified Underground Coal Mine Foreman in Colorado, Utah and Wyoming; a Certified Underground Trona Foreman in Wyoming.

     Peterson has been published on numerous occasions since 1988 and is the author of Softwall Mining - New Mining Technology for Mining Phosphatic Clay Beds and other deposits in soft shallow conditions, which was presented at the mechanical mining session of the SME/AIME Annual Convention in Orlando, Florida USA in March 1998. He is also the inventor of several mining innovations including two which have US and International patents pending: the Shaft Assisted Underground Mining Method for Coal and Hard Strata-bound Rock Deposits and the Softwall Mining Process for Phosphatic Clays, and one which has been awarded a patent, a wall-to-wall mining method for surface mining transition to longwall.

     For additional information on Randall E. Peterson's resume which gives a more detailed description of his publications and work experience, see Exhibit "D"-- "Resume of Randall D. Peterson." attached hereto.

     Sally Peterson - 36, is the Company's Secretary/Treasurer and a director. Although Sally Peterson currently is a homemaker, and has not been employed since 1990, she was a kindergarten teacher from 1987 through 1990 at Uintah Elementary School, in Salt Lake City, Utah. In 1986, she worked as a clerk for Mountain Fuel Supply Company, in Salt Lake City. From 1979 through 1983, Mrs. Peterson was an insurance rater/underwriter for American National General Agencies also in Salt Lake City, Utah. Mrs. Peterson has a Bachelor of Science in Elementary Education from the University of Utah which she received in 1986. She has also completed continuing education and training associated with her field in 1989 and 1998.

     Roger Brockbank - 50, is a director of the Company with a great deal of experience in real estate development. From 1997 to the present date, he is building a 10,000 square foot office space and a 10,500 foot strip center along with a 13 lot Industrial Subdivision in Lindon, Utah. From 1996-97 he built an 11,000 square foot strip center in Riverton, Utah which is now leased. He also developed 54 lots in Tooele that have sold out and purchased an 18,000 square foot building in Tooele which is now 80% leased. During 1994 and 1995, Mr. Brockbank developed 36 lots in Riverton, Utah which have sold out and from 1991 through 1993, he developed three subdivisions with, 64 lots in Riverton , and 32 lots in Murray all of which have sold out. From 1987 through 1990, he remodeled and sold 15 homes on the open market and bought 30 apartments which he sold as condos. Mr. Brockbank managed and did tenant improvements at a shopping center at 90th South Redwood Road from 1984 - 1987; and he also did the same for a 50 unit apartment building and other commercial space, and developed 20 lots during that time period. In 1980 through 1984, Roger Brockbank developed 30 lots and built 15 homes. From 1969 on, having completed a mission for the LDS Church, Roger Brockbank owned and ran a
painting business and completed a multitude of building projects.   He
attended Brigham Young University for 3&half; years. Roger Brockbank is a licensed general contractor doing business as R.B Construction.

Executive Compensation.

     NO officer and director of the Company has received ANY compensation, either directly or indirectly, including benefits in the past twelve months. There are no formal employment contracts in effect which would result in any of the officers or directors, including the CEO, receiving any compensation. However, the Company does intend to compensate Mr. Randall Peterson for consulting services rendered to the Company during the next twelve months and thereafter. As of this date, Peterson anticipates expending approximately 30% of his time in consulting services to the Company in the first 12 months of operation. Accordingly, the Company will compensate Peterson at a rate which is yet to be negotiated but will likely be what is fair and standard in the industry for an individual with Peterson's expertise and experience. In
addition Peterson will be allowed the use of the Company's vehicle.   If the
Company receives maximum proceeds, it believes it will have sufficient cash flow to compensate Peterson for his services. However, Peterson may be required to take compensation in the form of stock, or stock options; or, the Company may be required to execute a promissory note in favor of Peterson in lieu of wages. The Company has reached no understanding with Peterson as of this date regarding compensation. In addition, the Company has and will continue to allow Peterson to utilize the Company's vehicle for conducting Company business and otherwise.

Familial Relationships

     Randall Peterson, the President, CEO and a director of Company, who is also the inventor of the Softwall System is the husband of Sally Peterson, a director and the Company's Secretary/Treasurer. Roger Brockbank is a second cousin to Randall Peterson.

Involvement in Other Corporations

     Currently, none of the members of Management are involved with any other corporation either privately or otherwise although Peterson continues to provide consulting services. Although during the last year Peterson was involved as a managing director of an Australian corporation, South East International Pty Ltd.; the corporation is currently inactive.

Involvement in Certain Legal Proceedings

     No member of Management or control person of the Company has, in the past five years, been involved in any of the following events:

     (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences;

     (3) being subject to an order, judgment or decree not subsequently reversed, suspended or vacated or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    Set forth below is certain information as of the date of this Memorandum with respect to any persons known to the Company to be the beneficial owner of more than 5% of the Company's common stock and of the common stock owned by the officers and directors of the Company and all officers and director of the Company as a group.

NAME               AMOUNT OF SHARES          PERCENT OF SHARES HELD
               HELD & PERCENTAGE(1)     AFTER CLOSING OF OFFERING
MAX.(2)          MIN.(3)
Randall Peterson(4)     1,500,000(5)      92.31%     57.14%
82.19%
(President, CEO,  Director )

Roger Brockbank(4)        100,000        6.15%         3.81%     `
5.48%
(Director,
Vice-President)

___________________________________
Officers and Directors
as a group          1,600,000     98.46%          60.95%               87.67%
(1) Based on 1,625,000 shares issued and outstanding as of the date hereof.
(2) Based on 1,825,000 shares issued and outstanding if minimum shares are sold.
(3) Based on 2,625,000 shares issued and outstanding if maximum shares are sold
(4) Each of these individuals also owns more than 5% of the Company's issued and outstanding shares prior to the offering
(5) These 1,500,000 could also be deemed to be owned jointly by Sally Peterson, the wife of Randall Peterson and Secretary/Treasurer and a director of the Company

CERTAIN TRANSACTIONS

     Prior to the date of this Memorandum, the Company issued 1,625,000 common shares to its founding shareholders, which include 1,500,000 shares to Mr. Randall Peterson who is both President and a director of the Company in addition to being the Company's majority shareholder. Such shares were issued to Peterson for the transfer of ownership of a vehicle from Peterson to the Company valued at approximately $13,000 and the assignment of his rights to the Softwall System. The Company has approved the issuance of such shares in excess of par value. Because Peterson's rights to the system have yet to be fully defined, and he has never been compensated for the invention, the shares issued to Peterson for his rights may not constitute full payment for the same. The Company has put no exact value on Peterson's rights although that the Company has acknowledged that the same has over $70,000 worth of time expended on it by Peterson for which he has not been compensated calculated at his standard 1998 consulting rates of $105 per hour. Because of the difficulty in evaluating such rights, the parties have agreed to reserve such decision until a later date subsequent to the consummation of the final license agreement between Peterson and IMCA, but prior to the Company engaging in marketing of the prototype. Whether or not Peterson will be further compensated for the grant of his rights to the Company is dependent on numerous factors which include whether or not and how much Peterson will be compensated by the Company for services rendered in research, development and marketing of the Softwall System.

      Peterson continues to provide consulting services in the mining industry on his own and some of these services are performed for IMCA. IMCA will be the assignee of the patent on the Softwall System when and if issued. The Company's rights to develop the Softwall System will be dependent on the consummation of an exclusive license agreement between Peterson and
IMCA, and the subsequent assignment thereof to the Company.   Potential
conflicts of interest exist regarding the use and rights to the Softwall System due to Peterson's involvement in both the Company and IMCA. There is no guarantee that if such a conflict of interest arises, it will be resolved in favor of the Company. Peterson has already derived certain benefits from the assignment of his rights to the Company and may receive additional compensation for the same. Additionally, the Company allows Peterson to utilize the Company's vehicle initially owned by Peterson and sold to the Company as discussed above. Peterson will allow the Company to store Softwall System prototype modules, when built, on property he owns in Utah.

DILUTION

     "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security such as the Common Stock, and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering (minimum net proceeds being $ 23,000 and maximum net proceeds being $143,000). As of the date of this Memorandum, the net tangible book value of the Company is $13,150 or approximately $.008 per Share. Giving effect to the sale by the Company of the minimum offered Shares at the public offering price of $0.15 per Share (200,000 Shares - $30,000 less offering costs of $7,000), and assuming no other changes in the Company's financial position, the pro forma net tangible book value of the Company would be approximately $36,150 or approximately $.02 per share, which would represent an immediate increase in net tangible book value of approximately $.012 per share to the present Shareholders and an immediate dilution of approximately $.13 per share, or approximately 86.67% to new investors. Giving effect to the sale by the Company of the maximum offered Shares at then public offering price of $0.15 per Share (1,000,000 Shares - $150,000 less offering costs of $7,000), and assuming no other changes in the Company's financial position, the pro forma net tangible book value of the Company would be approximately $156,150, or approximately $.059 per share, which would represent an immediate increase in the net tangible book value of approximately $.051 per share to the present Shareholders and an immediate dilution of approximately $.091 per
share, or approximately  60.67%, to new investors.    The following table
illustrates the pro forma per share dilution assuming that all the Shares offered are sold.

                                        Assuming     Assuming
                                        Minimum     Maximum
                                        Shares Sold     Shares
Sold
Price to Public
(1).............................................................................
 .$                0.15     $            0.15

Net tangible book value before the
Offering.....................................$       13,150.00     $
13,150.00

Net tangible book value after the Offering
(2)....................................$       36,150.00     $  156,250.00

Net tangible book value per Share before
Offering(3).........................$                .008     $
 .008

Net tangible book value per Share after Offering
(2)(3)........................$                .020     $              .059

Increase Attributable to  purchase of stock by  new investors
(3)........$               .012     $              .051

Dilution to new
investors..................................................................$
    .13 or 86.66%     $    .091 or 60.66%

(1)     Offering price before deduction of offering expenses.

(2) After deduction of offering expenses estimated at $7,000, assuming maximum gross proceeds of $150,000 and minimum gross proceeds of $30,000.

(3) Determined by dividing the number of shares of common stock outstanding into the net tangible book value of the Company

COMPARATIVE DATA

     The following tables summarize under the assumption stated for such tables, the number of shares of common stock purchased from the Company, the number of shares purchased as a percentage of the Company's total outstanding shares, the aggregate consideration for such shares, the aggregate consideration as a percentage of total consideration, and the average consideration per share for such shares by all existing shareholders and the public investors in the event the maximum and minimum number of shares are sold.


     Assuming Maximum ( 1,000,000 Shares -- $150,000) Offering Sold:

             Total                                      Average
                     Number of     Purchased           Consideration     Price
Per
Shares                   %          Amount          %     Share

Present Shareholders       1,625,000     61.90%          $  13,200
8.1%      $0.008
New Investors                1,000,000              38.10%
$150,000           91.9%     $0.150




     Assuming Minimum (200,000 Shares -- $30,000) Offering Sold:

Total                            Average
Number of      Purchased           Consideration     Price Per
Shares                   %          Amount          %     Share

Present Shareholders      1,625,000          89.04%          $ 13,200
30.56           $0.008
New Investors                   200,000              10.96%          $
30,000         69.44     $0.150





THE OFFERING
Determination of Offering Price

     Prior to this offering there has been no public market for the Company's common stock. The public offering price of the common stock has arbitrarily been determined. There is no relationship between the offering price and the Company's assets, book value, net worth, or any other established investment criteria. The offering price set forth on the cover page of this Memorandum should not be considered an indication of the actual value of the common stock of the Company or the Shares offered thereby.

General.

     The Company is offering up to 1,000,000 common shares in the principal amount of Fifteen Cents ($0.15) each There is a MINIMUM OFFERING OF 200,000 SHARES or $30,000 and a MAXIMUM OFFERING OF 1,000,000 SHARES or $150,000.

     The price and amount of shares offered by the Company has been established arbitrarily and bears no relationship to its asset value, book value, net worth, or any other established criteria of value. The Company has 1,625,000 shares of its common stock issued and outstanding, the majority of
which is held by its President, CEO and a director, Randall Peterson.   Each
share represents one vote at any meeting of the shareholders.

     The Company has entered into a Sales Agent Agreement on best efforts basis with Randall Peterson, the Company's President and a Director.
Peterson will be responsible for his own day to day operating expenses and will receive no compensation or commission as a result of acting as a sales agent. He has been authorized to offer shares to "accredited" or "sophisticated" investors in Colorado and Florida where he frequently travels and has developed relationships with persons capable of evaluating an investment in mining technology. The Company has also entered into an agreement with Mr. John Rosner, who will be responsible for some sales in the State of Nevada.
     The Company has 180 days to complete its minimum offer and sale of 200,000 Shares and up to 12 months to complete the entire offering. The Company, in the event it does not sell the minimum 200,000 Shares ($30,000) within 180 days, will terminate this offering. In the event less than 200,000 Shares ($30,000) are sold within 180 days (or 365 if extended), investors
funds will be returned without discount or interest said funds.   The time
period allotted for the completion of the offering may be affected by proposed rule changes by the Securities and Exchange Commission (the "SEC"). The SEC is scheduled to vote on proposed changes to Rule 504 in the near future. Such rule changes, if adopted, may required either (a) completion of the offering earlier than anticipated and/ or (b) amending the offering memorandum and the manner and terms under which the current offering can be conducted. The Company reserves the right to close the offering at any time, and at its sole discretion, once minimum proceeds are received.

     The Company will escrow the minimum proceeds. (See "Escrow of Minimum Proceeds" under "PLAN OF DISTRIBUTION")

Nature of the Offering

     The offering has not been registered under the Securities Act of 1933, as amended, (the "Act"), in reliance upon the exemption from such registration as set forth under Rule 504 pf Regulation D as promulgated under the Act. Generally, Rule 504 provides an exemption from the federal registration requirements for companies which are not subject to the reporting requirements of Section 13 or 15d of the Securities Exchange Act of 1934, as amended, and which are not investment companies under the Act, provided certain conditions are met. Under the provisions of Rule 504,offers and sales of up to $1,000,000 of a company's securities may be made every twelve months. The shares sold in the offering will be freely tradeable although an investor should be aware that there is currently no public market in the Company's common shares and the Company does not intend to establish a public market in the Company's common shares after the close of the offering.. The Company believes it is presently in compliance with Rule 504. However, proposed rule changes by the SEC, if adopted, could affect the Company's ability to remain in compliance with Rule 504 and may require substantial effort on the Company's part to meet with new and/or amended provisions to the Rule if and when adopted.

     The Company has not registered the within securities for sale in any state or jurisdiction and intends to offer these Shares in only those jurisdictions where it believes it has an available exemption or pursuant to the filing of the appropriate registration.

Authorization For The Offering.

      The Company has authorized its officers and directors, pursuant to a Sales Agent Agreement, to offer for sale up to 1,000,000 Shares of the Company's common stock to persons in those states in which appropriate action is taken to qualify or register the same or where an applicable exemption from registration is available.

Plan of Distribution

     The Company will offer the Shares on a "best efforts" basis through Mr. Randall Peterson, an officer and director of the Company, and through Mr. John Rosner, pursuant to Sales Agent Agreements between the Company and those individuals. The sales agents will not be compensated for their efforts and will bear their own costs. Mr. Peterson intends to offer and sell the Shares to family and friends, through word-of-mouth and referrals utilizing this Memorandum, and to some persons who are closely associated with and/or have an established relationship to Peterson, the inventor of the Softwall System. He will offer the same pursuant to available exemptions to persons in the States of Florida and Colorado whom he believes to be "accredited" and/or "sophisticated" with sufficient knowledge of mining technology as to be capable of an informed investment. Mr. Rosner will offer the Shares in the State of Nevada pursuant to an exemption from registration and in the same manner as Peterson. The sales agents will not employ general solicitation and will not use advertising, or general publication to solicit investors.

How To Subscribe.

     Each investor purchasing any of the Common Stock offered hereby will be required to execute a Subscription Application which, among other provisions, will contain representations as to the investor's qualifications to purchase the Common Stock and his ability to evaluate and bear the risk of an investment in the Company, and will contain an acknowledgment that the investor is purchasing for investment purposes and has had an opportunity to make inquiries and obtain additional information. Payment must be enclosed at the time of subscription with checks made payable to Softwall Equipment Company or funds may be wired directly to the Company's account in Salt Lake City by contacting the Company for wire instructions.

Suitability Requirements

     Because of the nature of the offering, the business of the Company and the attendant risks of product development, a subscription to purchase shares is not a suitable investment for all persons and is not intended as a complete investment program by any person. Participation in the Company's offering by subscription to purchase shares is intended only for those persons willing to assume the risks of speculative, illiquid, long-term investment. Certain exemptions set forth under the United States Securities Act of 1933, Regulation D promulgated thereunder and applicable states securities laws impose limitations on the persons to whom offers may be made and from whom subscriptions may be accepted. Although Rule 504 of Regulation D does not impose as limitations on the number of "unaccredited investors" who may invest in an offered made pursuant thereto, the Company is limiting its offers to "accredited investors" and persons who, by virtue of their investment acumen and financial resources, or both, satisfy the authorized representative of the Company that they meet the applicable suitability standards contained herein and those that are part of the Subscription Agreements which are made a part hereof.

     The Shares offered by this Memorandum are offered to accredited investors and non-accredited persons ("sophisticated investors") who, by reason of education, experience, business acumen, or other factors, are capable of evaluating the risks and merits of an investment in the Company and who satisfy the authorized representatives of the Company that they meet the applicable suitability standards contained herein and in the Subscription documents.

     "Accredited investor" shall mean any person who comes within any of the following categories, or whom the Company reasonably believes comes within any of the following categories, at the time of the sale of the Shares to that person:

(1) Any bank as defined under Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined under Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined under Section 2(13) of the Act; and insurance company registered under the Investment Company Act of 1940 or a business development company as defined under Section 2(a)(48) of that Act; Small Business Investment Company licenses by the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency, instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has a total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(3) Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring securities offered, with total assets in excess of $5,000,000.

(4) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;
(1)

(2) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

(3) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

(4) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii); and

(5)     Any entity in which all equity owners are accredited investors.

     "Sophisticated investor" shall mean any person who by reason of education, experience, business acumen, or other factors is capable of evaluating the risks and merits of an investment in the Company, as determined by the Company and based upon written representations and warranties by any such person to the Company with respect to such sophistication.

     In addition to meeting the foregoing suitability standards and the guidelines established by the Company, prospective investors should consider all of the adverse consequences of an investment in the Company's Shares.

Representations and Warranties of Subscribers

     The Subscription Documents that each subscriber, singly or on behalf of an entity, make certain representations and warranties, some of which are summarized below. Each subscriber should review carefully the Subscription Documents and fully understand the representations and warranties and limitations of resale contained therein. By executing the subscription Documents, each individual subscriber, singly or on behalf of and as a representative of an entity, represents and warrants that:

(1) He/She is at least 18 years of age (or age of majority in his/her place of residence) and has such knowledge and experience in financial and business matters that he/she, either alone or with his/her subscriber representative(s) is capable of evaluating the merits and risks of the investment;

(2) He/Her/Its investment objective herein is long-term appreciation and not the receipt of current income;

(3) His/Her/Its investment objective is for his/her/its own account and not for resale to others;

(4) He/She/It has read the Memorandum and understands the financial risks of this type of investment;

(5) He/She/It and his/her/its advisors have had an opportunity to ask questions of and/or obtain any information from the Company to verify the accuracy of the information furnished;

(6) He/She/It understands that this offering has not been registered with or passed on by any securities regulatory agency in either the United States or Canada, and the suitability questionnaire is a necessary prerequisite for determining whether he/she/it is qualified to make this type of investment and is a basis for the Company to rely on the exemption requirements of Section 3(b) and/or Rule 504 of Regulation D of the Act and similar exemptions available under state laws, and his/her/its responses on such questionnaire are true and correct in all respects as of the date of the Subscription Documents; and

(7) He/She/It understands that the Company and other subscribers are relying on his/her/its representations and warranties made thereunder.

     The foregoing merely summarizes such representations and warranties, which are modified in their entirety by the actual Subscription Documents, which accompany this Memorandum and are made a part hereof as Exhibit "A". Subscribers should review the Subscription Documents for a full understanding of the representations and warranties.

     Each subscribe of Shares shall agree to indemnify the Company and hold it harmless from and against all damage, liability, cost, or expense incurred as a result or arising out of any inaccuracy in the representations made by any such subscriber in the Subscription Documents.

Acceptance Guidelines of the Company

     Based upon the foregoing representations and other information provided by the prospective subscribers, executive officers of the Company will make the determination whether to proceed with the sale. The Company has the absolute right to accept or reject any prospective subscriber, and may do so on the basis of factors not related to the suitability of the subscriber. In making the determination, executive officers of the Company will follow the guidelines appropriate for reliance on exemptions from registration under applicable securities laws, rules and regulations. If a Subscription Agreement is accepted, at such time as determined by the Company, but prior to use of the subscription funds related to such subscription, the Company shall deliver to subscriber one certificate representing the Shares purchased, duly executed by the Company. If the Subscription Agreement is not accepted, appropriate notice thereof will be transmitted promptly to the Subscriber, the Subscription Documents will be appropriately marked, and the Subscription proceeds will be returned to the Subscriber without deduction therefrom or interest thereon.



Opportunity to Make Inquiries

     The Company will make available to each Offeree prior to any sale of the Common Stock the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and upon written request obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense. See "ADDITIONAL INFORMATION."

Restrictions on Transferability of Securities

     The Common Stock offered hereby has not been registered under the 1933 Act or the laws of any state or jurisdiction. The Common Stock is being offered and sold in reliance on exemptions from registration provided by Regulation D, Rule 504 promulgated under Sections 3(b) of the 1933 Act, and regulations promulgated thereunder. Resales of the Common Stock may be subject to restrictions imposed by such state Blue Sky Laws as well as U.S. federal securities laws.

Escrow of Stock Subscription Funds

     In connection with the sale of stock by the Company, an escrow account has been established at Central Bank in American Fork, Utah. All subscription funds are to be sent by the subscriber to the Company for eventual deposit in such account, preferably within twenty-four hours of receipt, but as soon as practicable. The funds in the escrow account will be held subject to the Company meeting its minimum offering requirement of $30,000. The Company will not escrow any funds once the minimum gross proceeds of $30,000 have been acquired.

SALES MATERIAL

       In addition to and apart from this Memorandum and its attached exhibits , the Company will utilize no other sales materials in connection with this offering of Shares.

CAPITALIZATION -- DESCRIPTION OF SECURITIES.

     The Company is presently authorized to issue 50,000,000 of $0.001 par value common stock. Presently 1,625,000 shares are issued and outstanding and up to 1,000,000 additional shares are offered for sale pursuant to this Memorandum. In the event the offering closes with the sale of the maximum number of Shares offered pursuant to this Memorandum, a total of 2,625,000 shares will be issued and outstanding. The holders of the Company common stock are entitled to one vote per share in each matter submitted to vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the outstanding common stock will be able to elect the entire Board of Directors, and if they do so, minority shareholders would not be able to elect any members to the Board of Directors.

     Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock when issued will be validly issued, fully paid, and non assessable.

     Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay cash dividends in the foreseeable future.

SHARES ELIGIBLE FOR A FUTURE SALE.

     Upon completion of this offering the Company will have outstanding approximately 2,625,000 common shares providing the maximum amount offered hereto is sold. The 1,000,000 shares of common stock, which are offered pursuant to this Memorandum, when issued, will be freely tradeable without restriction under the Securities Act unless purchased by affiliates of the Company as that term is defined in Rule 144 under the Securities Act of 1933 and amendments thereto. The remaining 1,625,000 shares of common stock are restricted securities as term is defined under Rule 144. Rule 144 regarding restricted securities provides that a restricted security may not be sold in market transactions until such shares have been held for at least one year, and may only be resold in market transactions thereafter in a broker to broker undirected trade provided the seller complies with all the terms and conditions of Rule 144, and the applicable state securities laws.

MARKET PRICE AND DIVIDENDS ON THE COMPANY'S COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
     The Company is presently privately held and there is currently no market for its shares. Management may, at some time, seek a market by listing the Company's common stock on the NASD Over-the-Counter Bulletin Board. There can be no assurance, however, that the Company will actually seek a listing on the NASD OTC Bulletin Board, or, if it does, that such a market will ever develop or be maintained. Accordingly, purchasers in this offering must be prepared to hold their investment for an indeterminate amount of time. Furthermore, no assurance can be given that any market for the Company's common stock will ever develop or be maintained, and the sale of the Company's unregistered and "restricted" common stock pursuant to Rule 144 by management or others could have a substantial adverse impact on any such public market. See "RISK FACTORS" and "SHARES ELIGIBLE FOR FUTURE SALE."

Holders

     Currently there are only three shareholders.

Dividends

     The Company has not declared any cash dividends with respect to its common shares and does not intend to declare dividends in the foreseeable future. The present intention of management is to utilize all available funds for the development of the Company's business.


FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION OF THE OFFICERS AND
DIRECTORS

     The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law.

     Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

     The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising out of their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the 1933 Act is contrary to public policy and, therefore, unenforceable.

     The Company will not acquire assets from its current management or any entity in which such management has a five percent or greater equity interest unless the Company has first received an independent opinion as to the fairness of the terms of the acquisition. In negotiating the terms of the acquisition of the assets, management may be influenced by the possibility of future personal benefit from unrelated business dealings with such persons or entities. The officers and directors are required to exercise good faith and integrity in handling the Company' s affairs. Management of the Company has agreed to abide by this fiduciary duty.

         Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of the corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expense incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.
Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.
      Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnify under the Utah Revised Business Corporation Act,
Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     The Articles of the Company do not provide for any specific indemnification of officer, directors or employees of the Company. The Company's bylaws, however , in Article VIII provide for indemnification of the officers, directors and employees or agents of the Company but the indemnification thereunder is not exclusive and does not limit the indemnification provided by any bylaw, agreement, vote of stockholders, or provision of law in addition to that provided under Article VIII of the Bylaws.

     It should be noted that this is a rapidly developing and changing area of the law. Investors are urged to consult their own legal counsel.

LEGAL MATTERS

     Legal matters for the Company will be passed on by Gerald M Conder Esq., 466 South 500 East, Salt Lake City Utah, 84102. Telephone (801) 359-8622

LEGAL PROCEEDINGS

     There are no legal proceedings pending or threatened to which the Company is a party.

EXPERTS

     The financial statements of the Company in this Memorandum have been audited by Crouch, Bierwolf & Chisholm, independent certified public accountants, as stated in their report appearing herein, and are included in reliance upon the report of such accountants given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

     The Company's fiscal year end is December 31. Attached hereto as Exhibit "C" are the Company's audited balance sheets for the period ended January 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period then ended and from inception on October 5, 1998 through January 31, 1999

EXHIBITS
EXHIBIT A     Subscription Documents (Subscription Agreement and Suitability
Questionnaire)
EXHIBIT B     Opinion of Counsel
EXHIBIT C     Audited Financial Statements for the Company's Period Ended
January 31, 1999
EXHIBIT D     Resume of Randall Peterson
EXHIBIT E     Diagram of Softwall System Prototype
     EXHIBIT F     Letter of Intent, dated February 9, 1999